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                                                                 EXECUTION COPY

                       NUVEEN FLOATING RATE INCOME FUND

         STATEMENT ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES
                    OF VARIABLE RATE TERM PREFERRED SHARES

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                               Table of Contents

                                                                            Page

DEFINITIONS................................................................    1

TERMS APPLICABLE TO ALL SERIES OF VARIABLE RATE TERM PREFERRED SHARES......   18

     2.1  Number of Shares; Ranking........................................   18

     2.2  Dividends and Distributions......................................   18

     2.3  Liquidation Rights...............................................   22

     2.4  Asset Coverage Test..............................................   23

     2.5  Redemption.......................................................   25

     2.6  Voting Rights....................................................   34

     2.7  Rating Agencies..................................................   37

     2.8  Issuance of Additional Preferred Shares..........................   38

     2.9  Status of Redeemed or Repurchased VRTP Shares....................   38

    2.10  Term Redemption Liquidity Account and Liquidity Requirement......   39

    2.11  Global Certificate...............................................   40

    2.12  Notice...........................................................   41

    2.13  Termination......................................................   41

    2.14  Appendices.......................................................   41

    2.15  Actions on Other than Business Days..............................   41

    2.16  Modification.....................................................   41

    2.17  Transfers and Exchanges..........................................   42

    2.18  No Additional Rights.............................................   42

APPENDIX A.................................................................  A-1

APPENDIX B.................................................................  B-1

APPENDIX C.................................................................  C-1

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APPENDIX D.......................................................        D-1

APPENDIX E.......................................................        E-1

APPENDIX F.......................................................        F-1

Schedule I - Industry Classifications............................ Schedule I

                       NUVEEN FLOATING RATE INCOME FUND

         STATEMENT ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES
                    OF VARIABLE RATE TERM PREFERRED SHARES

      Nuveen Floating Rate Income Fund (the "Fund"), a Massachusetts business trust, certifies that:

                                   RECITALS

      FIRST: The Fund is authorized under Article IV of the Fund's Declaration of Trust, as amended (which, as hereafter restated or amended from time to time, is herein called the "Declaration"), to issue an unlimited number of preferred shares, par value $0.01 per share.

      SECOND: Pursuant to the authority expressly vested in the Board of Trustees of the Fund by Article IV of the Declaration, the Board of Trustees has, by resolution, authorized the issuance of a class of preferred shares, $0.01 par value per share, of the Fund, such shares to be classified as Variable Rate Term Preferred Shares (individually, a "VRTP Share", and collectively, the "VRTP Shares"), and such VRTP Shares to be issued in one or more series (each such Series being referred to herein as a "Series of VRTP Shares," "VRTP Shares of a Series" or a "Series").

      THIRD: the Board of Trustees has authorized six Series of VRTP Shares to be designated as "Series C-1 Variable Rate Term Preferred Shares" (also referred to herein as the "Series C-1 VRTP Shares"), "Series C-2 Variable Rate Term Preferred Shares" (also referred to herein as the "Series C-2 VRTP Shares"), "Series C-3 Variable Rate Term Preferred Shares" (also referred to herein as the "Series C-3 VRTP Shares"), "Series C-4 Variable Rate Term Preferred Shares" (also referred to herein as the "Series C-4 VRTP Shares"), "Series L-1 Variable Rate Term Preferred Shares" (also referred to herein as the "Series L-1 VRTP Shares") and "Series L-2 Variable Rate Term Preferred Shares" (also referred to herein as the "Series L-2 VRTP Shares").

      FOURTH: The preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of each Series of VRTP Shares are set forth in this Statement, as modified, amended or supplemented in the appendices hereto (each an "Appendix" and collectively the "Appendices") to this Statement specifically relating to such Series as now or hereafter authorized by the Board of Trustees. The terms and provisions of this Statement are applicable only to a Series of VRTP Shares or any other Preferred Shares of the Fund if such Series or other Preferred Shares are specifically authorized pursuant to an Appendix to this Statement.

                                  DEFINITIONS

      1.1 Definitions. Unless the context or use indicates another or different meaning or intent and except with respect to any Series as specifically provided in the Appendix applicable to such Series, each of the following terms when used in this Statement shall have the meaning ascribed to it below, whether such term is used in the singular or plural and regardless of tense:

      "1940 Act" means the Investment Company Act of 1940, as amended, or any successor statute.

      "1940 Act Asset Coverage" means "asset coverage," as defined in
Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Fund which are shares of stock for purposes of the 1940 Act, including all outstanding VRTP Shares (or such other asset coverage as may in the future be specified in or under the 1940 Act or by rule, regulation or order of the United States Securities and Exchange Commission as the minimum asset coverage for senior securities which are shares of stock of a closed-end investment company as a condition of declaring dividends on its common stock).

      "Adviser" means Nuveen Fund Advisors, LLC, a Delaware limited liability company, or such other entity permitted by Section 2.5(b)(iii)(A)(vi) as shall be then serving as the investment adviser of the Fund.

      "Affected Person" with respect to the Series L-1 or Series L-2 VRTP Shares, has the meaning in Appendix E or Appendix F, as applicable.

      "Affiliate" means, in respect of a referenced Person, (a) another Person controlling, controlled by or under common control with such referenced Person (which in the case of any Conduit Purchaser shall also include Citibank, N.A. and any other Conduit and in the case of Citibank, N.A. shall include any Conduit) or (b) any officer, director of or general partner in the referenced Person. The terms "control," "controlling," "controlled" and the like mean the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person or the disposition of its assets or properties, whether through ownership, by contract, arrangement or understanding, or otherwise.

      "Agent" means Citibank, as agent for certain Designated Owners pursuant to the Purchase Agreement, and it successors.

      "Agent Member" means a Person with an account at the Securities Depository that holds one or more VRTP Shares through the Securities Depository, directly or indirectly, for a Designated Owner and that will be authorized and instructed, directly or indirectly, by a Designated Owner to disclose information to the Redemption and Paying Agent with respect to such Designated Owner.

      "Appendices" and "Appendix" shall have the respective meanings as set forth in the Recitals of this Statement.

      "Applicable Spread" means, with respect to any Rate Determination Date for any Series of VRTP Shares, the percentage per annum set forth opposite the lowest applicable credit rating assigned to such Series by any Rating Agency in the table set forth directly below on the Rate Determination Date for such Dividend Period; provided, however, that, if such Series is not assigned a credit rating by any of the Rating Agencies in the table below on any applicable Rate Determination Date that is a Rating Suspension Date, "Applicable Spread" means, with respect to such Rate Determination Date, the percentage per annum in such table directly below the percentage per annum set forth opposite the lowest applicable credit rating most recently assigned to such Series by any Rating Agency in such table prior to such Rate Determination Date.

                             Long - Term Ratings*

         Moody's                     Fitch               Applicable Spread**
 -------------------------  ------------------------   ------------------------

        Aaa to Aa3                 AAA to AA-                   1.50%

            A1                         A+                       1.75%

            A2                         A                        2.00%

            A3                         A-                       2.25%

           Baa1                       BBB+                      3.00%

           Baa2                       BBB                       3.25%

           Baa3                       BBB-                      3.50%

  Below Investment Grade     Below Investment Grade             5.50%

*And/or the equivalent long-term ratings of any Other Rating Agency then rating the applicable Series of VRTP Shares utilizing the lowest of the ratings of the Rating Agencies then rating such Series of VRTP Shares.

**Unless any Increased Rate Event has occurred and is continuing, in which case the Applicable Spread shall be 6.25% for each such day such Increased Rate Event is continuing.

      "Approved Pricing Service" means any of the following pricing services:
Bloomberg, Bridge Information Services, Data Resources Inc., Interactive Data Services, International Securities Market Association, Loan Pricing Corp., Markit Group Limited, Merrill Lynch Securities Pricing Service, Muller Data Corp., Thomson Reuters Pricing Service, Standard & Poor's Securities Evaluations, Telerate (and any successor to the pricing business operated by any such Person) or such other nationally recognized independent third party pricing service designated from time to time by the Board of Trustees for the purposes of determining the net asset value of the Fund's Common Shares.

      "Assets" means a collective reference to all items that would be classified as an "asset" on the balance sheet of the Fund in accordance with GAAP.

      "Asset Coverage" means "asset coverage," as defined in Section 18(h) of the 1940 Act as in effect on the Statement Date with respect to all outstanding senior securities of the Fund which are shares of stock for purposes of
Section 18 of the 1940 Act, including all Outstanding VRTP Shares, and as determined on the basis of values calculated as of a time within 48 hours (only including Business Days) next preceding the time of such determination.

      "Asset Coverage Cure Date" means, with respect to the failure by the Fund to maintain Asset Coverage of at least 225% as of the close of business on a Business Day (as required by Section 2.4(a)), the date that is five
(5) Business Days following such Business Day.

      "Below Investment Grade" means, with respect to any Series of VRTP Shares and as of any date, the following ratings with respect to each Rating Agency (to the extent it is a Rating Agency on such date):

                   (i)   lower than BBB-, in the case of Fitch;

                   (ii)  lower than Baa3, in the case of Moody's; and

                   (iii) lower than an equivalent long-term credit rating to those set forth in clauses (i) and (ii), in the case of any Other Rating Agency.

      "Board of Trustees" means the Board of Trustees of the Fund or any duly authorized committee thereof as permitted by applicable law.

      "Business Day" means any day other than a day (i) on which commercial banks in The City of New York, New York are required or authorized by law or executive order to close or (ii) on which the New York Stock Exchange is closed, and (iii) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

      "CAFCO" means CAFCO, LLC and its successors.

      "CHARTA" means CHARTA, LLC and its successors.

      "CIESCO" means CIESCO, LLC and its successors.

      "Citibank" means Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, or any successor thereto.

      "Common Shares" means the common shares of beneficial interest, par value $.01 per share, of the Fund.

      "Conditional Acceptance" shall have the meaning as set forth in Section 2.5(a).

      "Conduit" means a special purpose multi-seller commercial paper conduit administered by Citibank, N.A. or one of its Affiliates. For the avoidance of doubt, the term "Conduit" includes the Conduit Purchasers.

      "Conduit Purchaser" means any or each of CHARTA, CAFCO, CIESCO and CRC, together with their permitted successors and assigns and each other Designated Owner that, in each case, constitutes a special purpose multi-seller commercial paper conduit administered by Citibank or one of its Affiliates.

      "Corrective Action" means (i) the redemption of Preferred Shares;
(ii) the repayment of indebtedness of the Fund; (iii) corrective trades involving Fund Assets for the purpose of allowing the Fund to comply with the Asset Coverage Requirements set forth in Section 2.4(a) or the Leverage Ratio requirements set forth in Section 2.4(c); or (iv) any combination of the actions described in clauses (i) through (iii).

      "CRC" means CRC Funding, LLC and its successors.

      "Credit Agreement" means the Revolving Credit and Security Agreement dated as of May 16, 2008 (as from time to time amended, supplemented, waived or otherwise modified) among the Fund, CHARTA, LLC, CAFCO, LLC, CRC Funding, LLC, and CIESCO, LLC as conduit lenders, Citibank as secondary lender, and Citibank as agent (as successor by assignment to Citicorp North America, Inc.).

      "Custodian" means a bank, as defined in Section 2(a)(5) of the 1940 Act, that has the qualifications prescribed in paragraph 1 of Section 26(a) of the 1940 Act, or such other entity as shall be providing custodian services to the Fund as permitted by the 1940 Act or any rule, regulation, or order thereunder, and shall include, as appropriate, any similarly qualified sub-custodian duly appointed by the or the Custodian.

      "Custodian Agreement" means the Custodian Agreement by and between the Custodian and the Fund.

      "Date of Original Issue" means, with respect to any VRTP Share of any Series, the date specified as the Date of Original Issue for such VRTP Share of such Series in the Appendix relating to such Series.

      "Declaration" shall have the meaning as set forth in the Recitals of this Statement.

      "Deposit Securities" means, as of any date, any United States dollar-denominated security or other investment of a type described below that either (i) is a demand obligation payable to the holder thereof on any Business Day or (ii) has a maturity date, mandatory redemption date or mandatory payment date, on its face or at the option of the holder, preceding the relevant Redemption Date, Dividend Payment Date or other payment date in respect of which such security or other investment has been deposited or set aside as a Deposit Security:

      (1)    cash or any cash equivalent;

      (2)    any U.S. Government Obligation;

      (3) any investment in any money market fund registered under the 1940 Act that qualifies under Rule 2a-7 under the 1940 Act, or similar investment vehicle described in Rule 12d1-1(b)(2) under the 1940 Act, in each case that invests principally in U.S. Government Obligations; or

      (4) any letter of credit from a bank or other financial institution that has a credit rating from at least one NRSRO that is the highest applicable rating category generally ascribed by such NRSRO to bank deposits or short-term debt of banks or other financial institutions as of the date of this Statement (or such rating's future equivalent).

      "Derivative Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, forward swap transactions, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, futures contracts, repurchase transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement or cleared on an exchange or other clearing organization, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

      "Derivative Termination Value" means, in respect of any one or more Derivative Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivative Contracts, (a) for any date on or after the date such Derivative Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), (b) for any date prior to the date referenced in clause (a), (i) the amount(s) determined as the mark-to-market value(s) for such Derivative Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivative Contracts (which may include a Holder or a Designated Owner of the VRTP Shares or an Affiliate thereof) or (ii) if such Derivate Contract is traded on an exchange, the last reported sale price for such Derivative Contracts on such exchange.

      "Designated Owner" means a Person in whose name VRTP Shares of any Series are recorded as beneficial owner of such VRTP Shares by the Securities Depository, an Agent Member or other securities intermediary on the records of such Securities Depository, Agent Member or securities intermediary, as the case may be.

      "Discretionary Priced Asset" means, as of any date of determination, any Asset designated by the Adviser that is priced by an Approved Pricing Service, but for which the Adviser, for purposes of the definition of Market Value, has assigned a value higher than the price quoted by such Approved Pricing Service, provided the Adviser shall not as of any date of determination designate any Asset as a "Discretionary Priced Asset" if after giving effect to the Adviser's assignment of value thereto, the sum of (x) the aggregate Market Values of all Discretionary Priced Assets plus (y) the aggregate Market Values of all Internally Priced Assets exceeds five percent (5%) of the value of the Fund's total assets.

      "Dividend Declaration Failure" means the Fund has failed to declare dividends on the VRTP Shares of a Series out of then existing Legally Available Funds in accordance with Section 2.2.

      "Dividend Failure" shall have the meaning as set forth in
Section 2.2(g)(i)(A).

      "Dividend Payment Date" means, with respect to any Series, the Dividend Payment Date specified in the Appendix relating to such Series.

      "Dividend Period" means, with respect to any Series, the Dividend Period for such Series specified in the Appendix relating to such Series.

      "Dividend Priority Failure" means the Fund shall not be in compliance with Section 2.2(c).

      "Dividend Rate" means, with respect to any Series of VRTP Shares Outstanding on any day during a Dividend Period, the Index Rate for such Series on such day plus the Applicable Spread on the Rate Determination Date for such Dividend Period; provided, however, that with respect to any day on which the Increased Rate applies, the Dividend Rate for such Series shall mean the Increased Rate for such day; and provided further that the Dividend Rate for any day shall in no event exceed the Maximum Rate.

      "Electronic Means" means email transmission, facsimile transmission or other similar electronic means of communication providing evidence of transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between any two parties, or, if not operative, by telephone (promptly confirmed by any other method set forth in this definition), which, in the case of notices to the Redemption and Paying Agent and the Custodian, shall be sent by such means to each of its representatives set forth in the Redemption and Paying Agent Agreement and the Custodian Agreement, respectively.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Failure Cure Date" means the date which is five (5) Business Days after the occurrence of a particular event, circumstance or failure that triggers or gives rise to a Mandatory Redemption Event.

      "Fitch" means Fitch Ratings, a part of the Fitch Group, and any successor or successors thereto.

      "Foreign Asset" means any asset issued, guaranteed or owing by any Obligor organized under the laws of any OECD Country (other than the United States of America).

      "Foreign Currency Asset" means any Asset that is denominated or payable in a currency other than U.S. dollars.

      "Fund" shall have the meaning as set forth in the Preamble to this Statement.

      "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time and consistently applied.

      "Holder" means, with respect to the VRTP Shares of any Series or any other Preferred Shares issued by the Fund, a Person in whose name such security is registered in the registration books of the Fund maintained by the Redemption and Paying Agent or otherwise.

      "Increased Rate" means, with respect to any Series and any day of any Dividend Period to which the Increased Rate applies, the Index Rate with respect to such Shares for such day plus an Applicable Spread of 6.25%.

      "Increased Rate Event" means any of the events described in
Section 2.2(g)(i) that causes the Dividend Rate to be adjusted to the Increased Rate.

      "Increased Rate Event Cure Date" means with respect to any Increased Rate Event, the date that is six (6) months following the date upon which such Increased Rate Event first occurs (or if such "Increased Rate Event Cure Date" is not a Business Day, the immediately preceding Business Day).

      "Index Rate" means, with respect to any day for any Series, the rate specified as the Index Rate for such day with respect to such Series in the Appendix hereto relating to such Series determined as of the applicable Rate Determination Date.

      "Industry Class" means any industry classification set forth on Schedule I hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the prior written consent of the Majority of Owners.

      "Insolvency Event" means the Fund or the Adviser shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Fund or the Adviser seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days, or any of the actions sought in such proceeding (including an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Fund or the Adviser shall take any action to authorize any of the actions set forth above.

      "Internally Priced Asset" mean any Asset which is not priced by an Approved Pricing Service.

      "Investment Management Agreement" means the Investment Management Agreement dated as of November 13, 2007 between the Adviser and the Fund, as the same may be amended, supplemented, waived or modified.

      "Investment Policies and Restrictions" means the policies of the Fund with respect to investments, distributions, investment restrictions, tender offers, repurchases and leverage as of the Statement Date (as set forth in the Offering Memorandum as of the Statement Date).

      "Irrevocable Deposit" means, with respect to the VRTP Shares, the irrevocable deposit with the Redemption and Paying Agent of Deposit Securities or, with respect to other Preferred Shares, the irrevocable deposit with the paying agent for such other Preferred Shares of funds or securities (in accordance with the terms of such other Preferred Shares).

      "Legally Available Funds" means, as of any determination date, an amount equal to the aggregate gross asset value of the Fund as of such date, minus the sum as of such date of (i) the liabilities of the Fund, and (ii) the amount that would be needed, if the Fund were to be dissolved at the time of the Payment, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving such Payment; provided that no Payment shall be deemed to be made from "Legally Available Funds" if, after giving effect to such Payment, the Fund would be unable to pay its existing and reasonably foreseeable debts, liabilities and obligations, whether or not liquidated, matured, asserted or contingent, as they become due in the usual course of business.

      "Leverage Ratio" has the meaning set forth in Section 2.4(d).

      "Leverage Ratio Cure Date" means, with respect to the failure by the Fund to maintain the Leverage Ratio as required by Section 2.4(c) as of the close of business on a Business Day, the date that is five (5) Business Days following such Business Day.

      "Leverage Ratio Failure" has the meaning set forth in Section 2.4(c).

      "Liquidation Fee" means, with respect to the Series L-1 VRTP Shares or Series L-2 VRTP Shares, the compensation, if any, payable by the Fund to any Affected Person following an optional redemption of any VRTP Shares of such Series as specified in Appendix E or Appendix F, as applicable.

      "Liquidation Preference" means, with respect to any Series, the amount specified as the liquidation preference per share for that Series in the Appendix relating to such Series.

      "Liquidity Account Initial Date" means, with respect to any Series, the date specified as the Liquidity Account Initial Date in the Appendix relating to such Series.

      "Liquidity Account Investments" means (i) Deposit Securities or (ii) any other security or investment owned by the Fund that is assigned a rating by Moody's, Fitch or Standard and Poor's of at least B3, in the case of Moody's, or B-, in the case of Standard and Poor's and Fitch, and is not assigned a rating lower than any such rating by any of Moody's, Fitch or Standard and Poor's.

      "Liquidity Requirement" shall have the meaning as set forth in
Section 2.11(b).

      "Loan Asset" means a direct or participation or sub-participation interest in or assignment or novation of a loan or other extension of credit.

      "Loan Documents" means, with respect to any Loan Asset, each loan agreement, promissory note, collateral security agreement, participation certificate, guarantee and any other agreement or document evidencing, securing, governing or executed in connection with such Loan Asset including, without limitation, the agreements and instruments in respect of which the Fund acquired such Loan Asset.

      "Majority of Owners" means (i) if Citibank and/or the Conduit Purchasers are the Designated Owner(s) of more than fifty percent (50%) of the Outstanding VRTP Shares, the Agent and (ii) if Citibank and/or the Conduit Purchasers are not the Designated Owner(s) of more than fifty percent (50%) of the Outstanding VRTP Shares, the Designated Owner(s) of more than fifty percent (50%) of the Outstanding VRTP Shares.

      "Mandatory Redemption Event" means each event or circumstance described in Section 2.5 (including, without limitation, each of Sections 2.5(b)(i), (ii) and (iii)) that requires the Fund to redeem any VRTP Shares.

      "Mandatory Redemption Price" shall have the meaning as set forth in
Section 2.5(b)(i)(B).

      "Market Value" of any asset of the Fund means, as of any date of determination: (a) in respect of cash, the amount of such cash, (b) in respect of any Internally Priced Asset and any Discretionary Priced Asset, the value of such Asset computed in the manner that such value is required to be computed by the Fund in accordance with the Offering Memorandum of the Fund in effect on the Statement Date and in accordance with applicable law, including without limitation the rules, regulations and interpretations of the SEC under the 1940 Act; provided, that if the sum of (x) the aggregate Market Values of all Discretionary Priced Assets plus (y) the aggregate Market Values of all Internally Priced Assets exceeds five percent (5%) of the value of the Fund's total assets at any time, the Market Values of all Internally Priced Assets that would cause the Fund to be in excess of such limit shall be deemed to be zero, and (c) in respect of any other Asset, the lower of (i) the value of such Asset provided by an Approved Pricing Service selected by the Fund, and
(ii) the value of such Asset computed in the manner that such value is required to be computed by the Fund in accordance with the Offering Memorandum of the Fund in effect on the Statement Date and in accordance with applicable law, including without limitation the rules, regulations and interpretations of the SEC under the 1940 Act; provided, that the Market Value of any Asset shall be net of the Fund's liabilities relating thereto, including without limitation all of the Fund's obligations to pay any unpaid portion of the purchase price therefor.

      "Maximum Rate" means 15% per annum.

      "Moody's" means Moody's Investors Service, Inc. and any successor or successors thereto.

      "NAV" means, with respect to the Fund, the net asset value per common share of the Fund computed in the manner such net asset value is required to be computed in accordance with the 1940 Act and as described in its Investment Policies and Restrictions.

      "NAV Event" shall have the meaning set forth in Section 2.2(g)(i)(G).

      "Non-OECD Asset" means any Asset issued or guaranteed by a Person organized or domiciled outside of any OECD Country or with respect to any Loan Asset, the Obligor of which is organized outside of any OECD Country.

      "Notice of Redemption" shall have the meaning as set forth in
Section 2.5(d).

      "NRSRO" means (a) each of Fitch, Moody's and Standard and Poor's so long as such Person is a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act and (b) any other nationally recognized statistical rating organization within the meaning of
Section 3(a)(62) of the Exchange Act that is not an "affiliated person" (as defined in Section 2(a)(3) of the 1940 Act) of the Fund.

      "Obligor" means, (i) with respect to any Loan Asset, the Person or Persons primarily obligated under the related Loan Documents to repay the loan or extension of credit which is the subject of the Loan Asset, and (ii) with respect to any other asset, the Person or Persons primarily obligated to make payments under the transaction documents and other instruments evidencing the related asset.

      "OECD Country" means any country which is a member of the Organization for Economic Cooperation and Development and which has a sovereign credit rating for "foreign currency" of at least "AA-", "AA-" and "Aa3" from S&P, Fitch & Moody's, respectively.

      "Offering Memorandum" means the Offering Memorandum of the Fund relating to the offering and sale of the VRTP Shares dated December 30, 2013, as the same may be amended, revised or supplemented from time to time.

      "Optional Redemption Date" shall have the meaning as set forth in
Section 2.5(c)(i).

      "Optional Redemption Premium" means, with respect to any Series, the premium payable by the Fund upon the redemption of VRTP Shares of such Series at the option of the Fund, as specified in the Appendix relating to such Series.

      "Optional Redemption Price" shall have the meaning as set forth in
Section 2.5(c)(i).

      "Other Rating Agency" means each Rating Agency, if any, other than Moody's or Fitch then providing a rating for the VRTP Shares pursuant to the request of the Fund.

      "Outstanding" means, as of any date with respect to VRTP Shares of any Series, the number of VRTP Shares of such Series theretofore issued by the Fund except (without duplication):

      (a) any VRTP Shares of such Series theretofore cancelled (including any VRTP Shares which are deemed cancelled pursuant to the provisions of any Appendix hereto) or redeemed or delivered to the Redemption and Paying Agent for cancellation or redemption in accordance with the terms hereof;

      (b) any VRTP Shares of such Series as to which the Fund shall have given a Notice of Redemption and irrevocably deposited with the Redemption and Paying Agent Deposit Securities with an aggregate Market Value sufficient to redeem such shares in accordance with Section 2.5 hereof;

      (c) any VRTP Shares of such Series as to which the Fund shall be the Holder or the Designated Owner; and

      (d) any VRTP Shares of such Series represented by any certificate in lieu of which any new certificate has been executed and delivered by the Fund.

      "Overconcentration Amount" means, as of any date of calculation of the Leverage Ratio for the Fund, an amount equal to the sum of: (i) the Market Value of the Fund's total assets that are obligations of any single Obligor (together with all Affiliates of such Obligor) that is one of the five
(5) largest investments of the Fund determined in accordance with GAAP (other than cash and U.S. Government Securities) (collectively, the "Largest Obligors"), in excess of five percent (5%) of the Market Value of the Fund's total assets; (ii) the Market Value of the Fund's total assets that are obligations of any single Obligor (together with all Affiliates of such Obligor), other than any of the Largest Obligors, in excess of three percent (3%) of the Market Value of the Fund's total assets; (iii) the Market Value of the Fund's total assets constituting obligations in any single Industry Class in excess of 20% of the Market Value of the Fund's total assets; (iv) the Market Value of the Fund's total assets constituting Foreign Assets in excess of fifteen percent (15%) of the Market Value of the Fund's total assets;
(v) the Market Value of the Fund's total assets constituting Foreign Currency Assets in excess of 15% of the Market Value of the Fund's total assets;
(vi) the Market Value of the Fund's total assets constituting Foreign Currency Assets denominated or payable in any single currency in excess of 10% of the Market Value of the Fund's total assets; (vii) the Market Value of the Fund's total assets constituting Foreign Assets which relate to Obligors from any single OECD Country (other than the United States of America) in excess of 10% of the Market Value of the Fund's total assets; (viii) the Market Value of the Fund's total assets which constitute assets rated "B-," "B-," or "B3" or lower by S&P, Fitch or Moody's, respectively, in excess of 30% of the Market Value of the Fund's total assets; (ix) the Market Value of the Fund's total assets that are Unrated in excess of 30% of the Market Value of the Fund's total assets, and (x) the Market Value of the Fund's total assets that are Non-OECD Assets. For purposes of calculating the Overconcentration Amount, any Split-rated Asset shall be deemed to have the highest rating assigned to such asset by any of S&P, Fitch or Moody's.

      "Parity Preferred Shares" has the meaning set forth in Section 2.8.

      "Payment" means any direct or indirect transfer of money or other property, except shares of beneficial interest of the Fund, or incurrence of indebtedness by the Fund or to or for the benefit of its shareholders in respect of any of its shares. For the avoidance of doubt,

"Payment" includes a declaration or payment of a dividend; a purchase, redemption, or other acquisition of shares; a distribution of indebtedness; and a distribution in voluntary or involuntary liquidation.

      "Person" means and includes an individual, a partnership, a trust, a corporation, a limited liability company, an incorporated or unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof or any other entity of any kind.

      "Preferred Shares" means the authorized preferred shares of beneficial interest, par value $.01 per share, of the Fund, including VRTP Shares of each Series, shares of any other series of such preferred shares now or hereafter issued by the Fund, and any other shares of beneficial interest hereafter authorized and issued by the Fund of a class having priority over the Common Shares or any other class as to distribution of assets or payments of dividends.

      "Pro Rata Allocation" has the meaning set forth in Section 2.5(b)(i)(B).

      "Purchase Agreement" means (i) with respect to the Specified Series of VRTP Shares issued pursuant to this Statement, the VRTP Purchase Agreement dated as of December 30, 2013 among the Fund, the Conduit Purchasers, Citibank, and the Agent, as amended, modified or supplemented from time to time, and
(ii) with respect to any subsequent Series of VRTP Shares, the purchase agreement or other similar agreement for the VRTP Shares of such Series (if any) specified in the Appendix for such Series.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act (or any successor rule thereto adopted under the Securities Act).

      "Rate Determination Date" means, with respect to any Dividend Period with respect to any Series, the date that is specified as the Rate Determination Date for such Series with respect to such Dividend Period in the Appendix relating to such Series.

      "Rating Agencies" means, as of any date and in respect of a Series of VRTP Shares, (i) each of Moody's and Fitch and (ii) any other NRSRO designated as a Rating Agency on such date in accordance with Section 2.7, in each case above, to the extent it maintains a current credit rating on the VRTP Shares of such Series on such date and the Board of Trustees has not terminated its designation as a Rating Agency in accordance with Section 2.7. Moody's and Fitch have initially been designated as the Rating Agencies for purposes of the VRTP Shares. In the event that at any time any Rating Agency (i) ceases to be a Rating Agency for purposes of any Series of VRTP Shares and such Rating Agency has been replaced by an Other Rating Agency in accordance with Section 2.7, any references to any credit rating of such replaced Rating Agency in this Statement or any Appendix shall be deleted for purposes hereof as provided below and shall be deemed instead to be references to the equivalent credit rating of the Other Rating Agency that has replaced such Rating Agency as of the most recent date on which such replacement Other Rating Agency published credit ratings for such Series of VRTP Shares or (ii) designates a new rating definition for any credit rating of such Rating Agency with a corresponding replacement rating definition for such credit rating of such Rating Agency, any references to such replaced rating definition of such Rating Agency contained in this Statement or any Appendix shall instead be deemed to be references to such corresponding replacement rating definition. In the event that at any time the designation of any Rating Agency as a Rating Agency for purposes of any Series of VRTP Shares is terminated in accordance with Section 2.7, any rating of such terminated Rating Agency, to the extent it would have been taken into account in any of the provisions of this Statement or the Appendix for such Series, shall be disregarded, and only the ratings of the then-designated Rating Agencies for such Series shall be taken into account for purposes of this Statement and such Appendix.

      "Rating Agency Failure" means any Rating Agency then rating the VRTP Shares of any Series at the request of the Fund has been terminated other than in accordance with Section 2.7 of this Statement; provided, that a Rating Agency Failure shall be considered cured on the date the VRTP Shares of such Series are rated by at least two Rating Agencies.

      "Rating Agency Guidelines" means the guidelines of any Rating Agency, as they may be amended or modified from time to time, compliance with which is required to cause such Rating Agency to continue to issue a rating (and not any particular rating) with respect to a Series of VRTP Shares for so long as such Series is Outstanding.

      "Rating Agency Withdrawal" means the withdrawal by any Rating Agency of the credit rating required to be maintained with respect to the VRTP Shares of a Series pursuant to Section 2.7 (it being understood that a change to a credit rating does not constitute the withdrawal of a credit rating) other than due to a Rating Agency ceasing to rate the senior securities of taxable closed-end management investment companies generally; provided, that a Rating Agency Withdrawal shall be considered cured on the date the VRTP Shares of such Series are rated by at least two Rating Agencies.

      "Rating Event Cure Date" means with respect to any Rating Agency Withdrawal or Rating Agency Failure, the date that is thirty (30) days following the day on which such Rating Agency Withdrawal or Rating Agency Failure first occurs (or if such date is not a Business Day, the immediately preceding Business Day); provided, that the Rating Event Cure Date shall occur immediately on the day that no Rating Agency is rating the VRTP Shares.

      "Rating Suspension Date" means any date on which all Rating Agencies have ceased to rate senior securities of taxable closed-end management investment companies generally.

      "Redemption and Paying Agent" means, with respect to the VRTP Shares, State Street Bank and Trust Company and its successors or any other redemption and paying agent appointed by the Fund with respect to the VRTP Shares.

      "Redemption and Paying Agent Agreement" means, with respect to the VRTP Shares, the Transfer Agency and Service Agreement dated October 7, 2002, as amended, by and among the Redemption and Paying Agent, the Fund and certain other Persons, as further amended by an Amendment thereto dated December 23, 2013 relating to the VRTP Shares, and as the same may be amended, restated or modified from time to time, or any similar agreement between the Fund and any other redemption and paying agent appointed by the Fund.

      "Redemption Date" shall have the meaning as set forth in Section 2.5(d).

      "Redemption Failure" shall have the meaning as set forth in
Section 2.2(g)(i)(B).

      "Redemption Price" shall mean the Term Redemption Price, the Mandatory Redemption Price or the Optional Redemption Price, as applicable.

      "Registration Rights Agreement" means the registration rights agreement, dated as of December 30, 2013, entered into between the Fund, the Conduit Purchasers, and Citibank with respect to the VRTP Shares, as from time to time amended, restated or otherwise modified.

      "Registration Rights Failure" means any (i) failure by the Fund to file a registration statement with the SEC relating to such of the Registrable Securities (as defined in the Registration Rights Agreement, but excluding any that are properly excluded pursuant to Section 3.3(c) or (d) of the Registration Rights Agreement) which the Fund has been properly requested to register under Section 3.1 of the Registration Rights Agreement within thirty
(30) calendar days (or, if the thirtieth calendar day shall not be a Business Day, the next succeeding Business Day) of the later of (a) the date on which the holders of such Registrable Securities are required to give written notice to the Fund of their intent to register such Registrable Securities pursuant to
Section 3.1 of the Registration Rights Agreement or (b) if properly exercised by the Fund, the end of any deferral period specified in accordance with the provisions of Section 3.2 of the Registration Rights Agreement, or (ii) failure by the Fund to reply to any written comments on such Registration Statement received by the Fund from the staff of the SEC (it being understood that the reply referenced herein shall not require the Fund to accept or agree with any comment, in whole or in part) within thirty (30) calendar days (or, if the thirtieth calendar day shall not be a Business Day, the next succeeding Business Day) of receipt thereof by the Fund.

      "Reporting Failure" has the meaning set forth in Section 2.4 of the Purchase Agreement.

      "SEC" means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administrating the Securities Act, the 1940 Act or the Exchange Act.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Fund that agrees to follow the procedures required to be followed by such securities depository as set forth in this Statement with respect to the VRTP Shares.

      "Series" and "Series of VRTP Shares" shall have the meanings as set forth in the Recitals of this Statement.

      "Series C-1 VRTP Shares" shall have the meaning set forth in the Recitals of this Statement.

      "Series C-2 VRTP Shares" shall have the meaning set forth in the Recitals of this Statement.

      "Series C-3 VRTP Shares" shall have the meaning set forth in the Recitals of this Statement.

      "Series C-4 VRTP Shares" shall have the meaning set forth in the Recitals of this Statement.

      "Series L VRTP Shares" means any Series L-1 VRTP Shares or Series L-2 VRTP Shares.

      "Series L-1 VRTP Shares" shall have the meaning set forth in the Recitals of this Statement.

      "Series L-2 VRTP Shares" shall have the meaning set forth in the Recitals of this Statement.

      "Specified Owner" means, as of any date of determination, with respect to the Series C-1 VRTP Shares, CHARTA, with respect to the Series C-2 VRTP Shares, CAFCO, with respect to the Series C-3 VRTP Shares, CIESCO, with respect to the Series C-4 VRTP Shares, CRC and with respect to the Series L VRTP Shares, if such VRTP Shares are not Outstanding as of such date of determination, Citibank and, if any Series L VRTP Shares are Outstanding as of such date of determination, the Person in whose name such security is registered in the registration books of the Fund.

      "Specified Series" all or any (as the context requires) of the Series C-1 VRTP Shares, the Series C-2 VRTP Shares, the Series C-3 VRTP Shares, the Series C-4 VRTP Shares, the Series L-1 VRTP Shares and the Series L-2 VRTP Shares.

      "Split-rated Asset" means an asset of the Fund that is rated by more than one of S&P, Fitch and Moody's.

      "Standard and Poor's" means Standard and Poor's Ratings Services, a Standard and Poor's Financial Services LLC business, and any successor or successors thereto.

      "Statement" means this Statement Establishing and Fixing the Rights and Preferences of Variable Rate Term Preferred Shares, as it may be amended from time to time in accordance with its terms, including all Appendices.

      "Statement Date" means December 27, 2013.

      "Tax Event" shall have the meaning set forth in Section 2.5(b)(iii)(A)(x).

      "Term Extension Request" shall have the meaning as set forth in
Section 2.5(a).

      "Term Redemption Amount" shall have the meaning as set forth in
Section 2.10(a).

      "Term Redemption Date" means, with respect to any Series, the date specified as the Term Redemption Date in the Appendix relating to such Series.

      "Term Redemption Liquidity Account" shall have the meaning as set forth in Section 2.10(a).

      "Term Redemption Price" shall have the meaning as set forth in
Section 2.5(a).

      "Triggering NAV" shall have the meaning set forth in Section 2.2(g)(i)(G).

      "Unrated" means any Asset of the Fund which is not rated or has had its rating withdrawn by each of Moody's, S&P and Fitch.

      "U.S. Government Obligations" means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

      "Voting Period" shall have the meaning as set forth in Section 2.6(b)(i).

      "VRTP" shall have the meaning as set forth in the Recitals of this Statement.

      "VRTP Shares" shall have the meaning as set forth in the Recitals of this Statement.

      "VRTP Shares of a Series" shall have the meaning as set forth in the Recitals of this Statement.

      With respect to any Series, any additional definitions specifically set forth in the Appendix relating to such Series and any amendments to any definitions specifically set forth in the Appendix relating to such Series, as such Appendix may be amended from time to time, shall be incorporated herein and made part hereof by reference thereto, but only with respect to such Series.

      1.2 Interpretation. The headings preceding the text of Sections included in this Statement are for convenience only and shall not be deemed part of this Statement or be given any effect in interpreting this Statement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Statement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. Reference to any Person includes such Person's successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Statement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Except as otherwise expressly set forth herein, reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. Underscored references to Sections shall refer to those portions of this Statement. The use of the terms "hereunder," "hereof," "hereto" and words of similar import shall refer to this Statement as a whole and not to any particular Section or clause of this Statement.

      1.3 Liability of Officers, Trustees and Shareholders. The Declaration is on file with the Secretary of the Commonwealth of Massachusetts, and a duly authorized officer of the Fund has executed this Statement as an officer and not individually, and the obligations and rights set forth in this Statement are not binding upon any such officer, or the trustees of the Fund or shareholders of the Fund, individually, but are binding upon the assets and property of the Fund.

                       TERMS APPLICABLE TO ALL SERIES OF
                      VARIABLE RATE TERM PREFERRED SHARES

      Except for such changes and amendments hereto with respect to a Series of VRTP Shares that are specifically contemplated by the Appendix relating to such Series, each Series of VRTP Shares shall have the following terms:

      2.1    Number of Shares; Ranking.

             (a) The number of authorized shares constituting any Series of VRTP Shares shall be as set forth with respect to such Series in the Appendix hereto relating to such Series. No fractional VRTP Shares shall be issued.

             (b) The VRTP Shares of each Series shall rank on a parity with VRTP Shares of each other Series and with shares of any other series of Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund. The VRTP Shares of each Series shall have preference with respect to the payment of dividends and as to distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund over the Common Shares as set forth herein.

             (c) No Holder of VRTP Shares shall have, solely by reason of being such a Holder, any preemptive or other right to acquire, purchase or subscribe for any VRTP Shares or Common Shares or other securities of the Fund which it may hereafter issue or sell.

      2.2    Dividends and Distributions.

             (a) The Holders of VRTP Shares of any Series shall be entitled to receive, when, as and if declared by, or under authority granted by, the Board of Trustees, out of then existing Legally Available Funds and in preference to dividends and other distributions on Common Shares, cumulative cash dividends and other distributions on each share of such Series at the Dividend Rate for such Series, calculated as set forth herein, and no more. Dividends and other distributions on each Outstanding VRTP Share of any Series shall accumulate from the Date of Original Issue of such VRTP Share. The amount of dividends per share payable on VRTP Shares of a Series on any Dividend Payment Date shall equal the sum of the dividends accumulated but not yet paid for each day during the related Dividend Period. The amount of dividends per VRTP Share of a Series accumulated for each day in a Dividend Period shall be equal to (i) the Dividend Rate in effect for VRTP Shares of such Series for such day multiplied by the Liquidation Preference of such VRTP Share, divided by (ii) 360 (or, with respect to any Series L VRTP Share, if the Index Rate for such Dividend Period is based on the Base Rate, 365 or 366, as applicable for the year in which such day occurs).

             (b) Dividends on VRTP Shares of each Series with respect to any Dividend Period shall be declared to the Holders of record of such shares as their names shall appear on the registration books of the Fund at the close of business on each day in such Dividend Period and shall be paid as provided in
Section 2.2(f) hereof.

             (c)    (i)    No full dividends and other distributions shall be
declared or paid on shares of a Series of VRTP Shares for any Dividend Period or part thereof unless full cumulative dividends and other distributions due through the most recent dividend payment dates therefor for all outstanding Preferred Shares (including shares of other Series of VRTP Shares) ranking on a parity with such Series of VRTP Shares have been or contemporaneously are declared and paid (or have been or contemporaneously are declared and an Irrevocable Deposit has been made with respect thereto, through the most recent dividend payment dates therefor. If full cumulative dividends and other distributions due have not been declared and paid on all such outstanding Preferred Shares of any series, any dividends and other distributions being declared and paid on VRTP Shares of a Series will be declared and paid as nearly pro rata as possible in proportion to the respective amounts of dividends and other distributions accumulated but unpaid on each such series of Preferred Shares on the relevant dividend payment date for such series. No Holders of VRTP Shares shall be entitled to any dividends and other distributions, whether payable in cash, property or shares, in excess of full cumulative dividends and other distributions as provided in this Statement on such VRTP Shares.

                      (ii) For so long as any VRTP Shares are Outstanding, the Fund shall not: (w) declare or pay any dividend or other distribution (other than a dividend or distribution paid in Common Shares) in respect of the Common Shares, (x) call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares, (y) pay any proceeds of the liquidation of the Fund in respect of the Common Shares, or (z) pay to the Adviser or any Affiliate of the Adviser any fees, expenses or other amounts as compensation or reimbursement (including indemnification amounts) for the provision of managerial, administrative or other services, including those rendered pursuant to the Investment Management Agreement, unless, in each case,
  (A) immediately thereafter, the Fund shall have 1940 Act Asset Coverage after deducting the amount of such dividend or distribution or payment or reimbursement or compensation or redemption or purchase price or liquidation proceeds, (B) all cumulative dividends and other distributions on all VRTP Shares and all other series of Preferred Shares ranking on a parity with the VRTP Shares due on or prior to the date of the applicable declaration, payment, call for redemption, dividend, distribution, redemption, purchase or acquisition shall have been declared and paid (or shall have been declared and an Irrevocable Deposit with respect thereto shall have been made),
  (C) the Fund shall have deposited Deposit Securities pursuant to and in accordance with the requirements of Section 2.5(d)(ii) hereof with respect to Outstanding VRTP Shares of any Series to be redeemed pursuant to
  Section 2.5(a) or Section 2.5(b) hereof for which a Notice of Redemption shall have been given or shall have been required to be given in accordance with the terms hereof on or prior to the date of the applicable declaration, payment, call for redemption, dividend, distribution, redemption, purchase or acquisition, (D) the Fund shall be in compliance with Section 2.10 and (E) no Increased Rate Event or Mandatory Redemption Event shall have occurred and be continuing, or would occur, as result of any action described in clauses (w),
  (x), (y) or (z) of this Section 2.2(c)(ii).

                      (iii) No full dividends or other distributions shall be declared or paid on the shares of any class or series of shares of beneficial interest of the Fund ranking, as to the payment of dividends, on a parity with the VRTP Shares for any dividend period therefor or part thereof unless full cumulative dividends and other distributions have been or contemporaneously are declared and paid on the VRTP Shares (or have been or contemporaneously are declared and an Irrevocable Deposit has been made with respect thereto) through the most recent Dividend Payment Date and the Fund has redeemed the full number of VRTP Shares required to be redeemed by any provision for mandatory redemption pertaining thereto. If full cumulative dividends and other distributions due have not been declared and paid on the VRTP Shares through the most recent Dividend Payment Date or upon the shares of any other class or series of shares of beneficial interest of the Fund ranking on a parity as to the payment of dividends with the VRTP Shares through their most recent respective dividend payment dates, any dividends being declared and paid upon the VRTP Shares and any other such class or series of shares of beneficial interest ranking on a parity as to the payment of dividends with the VRTP Shares will be declared and paid as nearly pro rata as possible in proportion to the respective amounts of dividends and other distributions accumulated but unpaid on the VRTP Shares and each such other class or series of shares of beneficial interest on the relevant dividend payment dates therefor.

                      (iv) Any dividend payment made on VRTP Shares of a Series shall first be credited against the dividends and other distributions accumulated with respect to the earliest Dividend Period for such Series for which dividends and other distributions have not been paid.

             (d) Not later than 12:00 noon, New York City time, on the Dividend Payment Date for a Series of VRTP Shares, the Fund shall deposit with the Redemption and Paying Agent Deposit Securities having an aggregate Market Value on such date sufficient to pay the dividends and other distributions that are payable on such Dividend Payment Date in respect of such Series. The Fund may direct the Redemption and Paying Agent with respect to the investment or reinvestment of any such Deposit Securities so deposited prior to the Dividend Payment Date, provided that such investment consists exclusively of Deposit Securities and provided further that the proceeds of any such investment will be available as same day funds at the opening of business on such Dividend Payment Date.

             (e) All Deposit Securities deposited with the Redemption and Paying Agent for the payment of dividends payable on a Series of VRTP Shares shall be held in trust for the payment of such dividends by the Redemption and Paying Agent for the benefit of the Holders of such Series entitled to the payment of such dividends pursuant to Section 2.2(f). Any moneys deposited with the Redemption and Paying Agent in accordance with the foregoing but not applied by the Redemption and Paying Agent to the payment of dividends, including interest earned on such moneys while so held, will, to the extent permitted by law, be repaid to the Fund as soon as possible after the date on which such moneys were to have been so applied, upon request of the Fund.

             (f) Except as may otherwise be provided in an Appendix, dividends on VRTP Shares of a Series shall be paid on each Dividend Payment Date for such Series to the Holders of shares of such Series as their names appear on the registration books of the Fund at the close of business on the day immediately preceding such Dividend Payment Date (or if such day is not a Business Day, the next preceding Business Day). Dividends in arrears on VRTP Shares of a Series for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders of shares of such Series as their names appear on the registration books of the Fund on such record date as may be fixed by the Board of Trustees, which record date shall not be more than fifteen (15) calendar days preceding the payment date for such dividends. No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on VRTP Shares of any Series which may be in arrears.

             (g)   (i)   The Dividend Rate on a Series of VRTP Shares shall be
adjusted to the Increased Rate on any day upon which:

                         (A)    the Fund has failed to deposit with the
Redemption and Paying Agent by 12:00 noon, New York City time, on a Dividend Payment Date for such Series, Deposit Securities (as a result of complying with Section 2.2(c) or otherwise) that constitute Legally Available Funds for the payment of dividends and that will provide funds available to the Redemption and Paying Agent on such Dividend Payment Date sufficient to pay the full amount of any dividend on such Series payable on such Dividend Payment Date (a "Dividend Failure") and such Dividend Failure has not ended as contemplated by
Section 2.2(g)(ii) on or prior to the third (3/rd/) Business Day from such Dividend Payment Date;

                         (B)    the Fund has failed to deposit with the
Redemption and Paying Agent by 12:00 noon, New York City time, on an applicable Redemption Date for such Series, Deposit Securities that constitute Legally Available Funds for the payment of the Redemption Price for the VRTP Shares to be redeemed and will provide same day funds available to the Redemption and Paying Agent on such Redemption Date sufficient to pay the full amount of the Redemption Price payable in respect of such Series on such Redemption Date (a "Redemption Failure") and such Redemption Failure has not ended as contemplated by Section 2.2(g)(ii) on or prior to the Business Day immediately following such Redemption Date;

                         (C)    the Fund has failed, on or before the
applicable Asset Coverage Cure Date, to cure a failure to maintain Asset Coverage as required by Section 2.4(a) and such failure is continuing, provided that, to the extent the Fund seeks to achieve the required Asset Coverage through the redemption of VRTP Shares and/or other Preferred Shares, compliance with the Asset Coverage requirements of Section 2.4(a) for purposes of this clause (C) will be deemed to be achieved on the day on which (i) the Fund has issued a notice of redemption for such VRTP Shares or other Preferred Shares as required by the applicable terms and conditions of such Preferred Shares including, with respect to VRTP Shares, Section 2.5(d)(i), and (ii) the Fund has made an Irrevocable Deposit in an amount sufficient to pay in same day funds the full Redemption Price for such VRTP Shares or other Preferred Shares (or the portion thereof to be redeemed);

                         (D)    a Leverage Ratio Failure has occurred and is
continuing and the Fund has not cured or remedied such Leverage Ratio Failure on or before the Leverage Ratio Cure Date; provided that, to the extent the Fund seeks to achieve the required Leverage Ratio through the redemption of VRTP Shares and/or other Preferred Shares, compliance with the

Leverage Ratio requirements of Section 2.4(c) (without giving effect to the parenthetical provision in the first sentence of Section 2.4(c)) for purposes of this clause (D) will be deemed to be achieved on the day on which (i) the Fund has issued a notice of redemption for such VRTP Shares or other Preferred Shares as required by the applicable terms and conditions of such Preferred Shares including, with respect to VRTP Shares, Section 2.5(d)(i), and (ii) and the Fund has made an Irrevocable Deposit in an amount sufficient to pay in same day funds the full Redemption Price for such VRTP Shares or other Preferred Shares (or the portion thereof to be redeemed);

                         (E)    a Rating Agency Withdrawal has occurred and is
continuing;

                         (F)    a Rating Agency Failure has occurred and is
continuing;

                         (G)    the NAV of the Fund, as determined as of the
close of business on the last Business Day of any Dividend Period, shall be less than seventy-five percent (75%) of the NAV of the Fund as determined as of the close of business on the last Business Day of the immediately preceding Dividend Period (the "Triggering NAV") (the foregoing event or occurrence is referred to herein as a "NAV Event"); provided, that such NAV Event shall be cured if the NAV of the Fund, as determined at the end of any Dividend Period subsequent to the occurrence of such NAV Event, shall be equal to or greater than seventy-five percent (75%) of the Triggering NAV; or

                         (H)    a Dividend Declaration Failure has occurred;
provided, that a Dividend Declaration shall be cured at such time as the dividends in respect of which the Dividend Declaration Failure occurred and any subsequent dividends that the Fund is required to have declared hereunder have been so declared.

                   (ii) A Dividend Failure or a Redemption Failure on a Series of VRTP Shares shall end on the Business Day on which, by 12:00 noon, New York City time, an amount equal to all accumulated but unpaid dividends on the VRTP Shares of such Series or the entire unpaid Redemption Price of the VRTP Shares of such Series, respectively, shall have been deposited irrevocably in trust in same day funds with the Redemption and Paying Agent.

      2.3    Liquidation Rights.

             (a) In the event of any liquidation, dissolution or winding up of the affairs of the Fund, whether voluntary or involuntary, the Holders of VRTP Shares shall be entitled to receive out of the assets of the Fund available for distribution to shareholders, after satisfying claims of creditors to the extent required by applicable law but before any distribution or payment shall be made in respect of the Common Shares or any other class of shares of the Fund ranking junior to the VRTP Shares upon dissolution, liquidation or winding up, a liquidation distribution equal to the Liquidation Preference for such VRTP Shares, plus an amount equal to all unpaid dividends and other distributions on such shares accumulated to (but excluding) the date fixed for such distribution or payment on such shares (whether or not earned or declared by the Fund, but excluding interest thereon) in same day funds, and after receipt of such amounts, such Holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.

             (b) If, upon any liquidation, dissolution or winding up of the affairs of the Fund, whether voluntary or involuntary, the assets of the Fund available for distribution among the Holders of all Outstanding VRTP Shares and any other outstanding Preferred Shares ranking on a parity with the VRTP Shares shall be insufficient to permit the payment in full to such Holders of the Liquidation Preference of such VRTP Shares plus accumulated and unpaid dividends and other distributions on such VRTP Shares as provided in
Section 2.3(a) above and the amounts due upon liquidation with respect to such other Preferred Shares, then such available assets shall be distributed among the Holders of such VRTP Shares and such other Preferred Shares ratably in proportion to the respective preferential liquidation amounts to which they are entitled. In connection with any liquidation, dissolution or winding up of the affairs of the Fund, whether voluntary or involuntary, unless and until the Liquidation Preference on each Outstanding VRTP Share plus accumulated and unpaid dividends and other distributions on such VRTP Shares as provided in
Section 2.3(a) above have been paid in full to the Holders of such shares, no dividends, distributions or other payments will be made on, and no redemption, purchase or other acquisition by the Fund will be made by the Fund in respect of, the Common Shares or any other class of shares of the Fund ranking junior to the VRTP Shares upon dissolution, liquidation or winding up.

             (c) Neither the sale of all or substantially all of the property or business of the Fund, nor the merger, consolidation or reorganization of the Fund into or with any other business or statutory trust, corporation or other entity, nor the merger, consolidation or reorganization of any other business or statutory trust, corporation or other entity into or with the Fund shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purpose of this Section 2.3.

      2.4    Asset Coverage and Leverage Ratio Tests.

             (a) Asset Coverage Requirement. For so long as any VRTP Shares of any Series are Outstanding, the Fund shall have Asset Coverage of at least 225% as of the close of business on each Business Day. If the Fund shall fail to maintain such Asset Coverage as of any time as of which such compliance is required to be determined as aforesaid, the provisions of Section 2.5(b)(i) shall be applicable, which provisions to the extent complied with, in addition to the payment of any applicable Increased Rate, shall constitute the sole remedy for the Fund's failure to comply with the provisions of this
Section 2.4(a).

             (b) Calculation of Asset Coverage. For purposes of determining whether the requirements of Section 2.4(a) are satisfied, (i) no VRTP Shares of any Series or other Preferred Shares shall be deemed to be Outstanding for purposes of any computation required by Section 2.4(a) if, prior to or concurrently with such determination, the Fund has made an Irrevocable Deposit in an amount sufficient to pay in same day funds the full redemption price for such Series or other Preferred Shares (or the portion thereof to be redeemed) and the requisite notice of redemption for such Series or other Preferred Shares (or the portion thereof to be redeemed) shall have been given, and
(ii) the Deposit Securities or other sufficient funds that shall have been so deposited with the Redemption and Paying Agent or other applicable paying agent shall not be included as assets of the Fund for purposes of such computation.

             (c) Leverage Ratio Test. For so long as VRTP Shares of any Series are Outstanding, the Leverage Ratio shall not exceed 45% (or 46% solely by reason of fluctuations in the Market Value of the Fund's Assets) as of the close of business on any Business Day. If the Leverage Ratio shall exceed the applicable percentage provided in the preceding sentence as of any time as of which such compliance is required to be determined as aforesaid (a "Leverage Ratio Failure"), the provisions of Section 2.5(b)(ii) shall be applicable, which provisions to the extent complied with, in addition to the payment of any applicable Increased Rate, shall constitute the sole remedy for the Fund's failure to comply with the provisions of this Section 2.4(c).

             (d) Calculation of Leverage Ratio. For purposes of determining whether the requirements of Section 2.4(c) are satisfied, the "Leverage Ratio" on any date shall mean the quotient of:

                   (i) An amount equal to the sum of (A) the aggregate liquidation preference of the Fund's "senior securities" (as that term is defined in the 1940 Act) that are stock for purposes of the 1940 Act, excluding, without duplication, (x) any such senior securities for which the Fund has issued a notice of redemption (in accordance with the terms of such senior securities) and either has made an Irrevocable Deposit or otherwise has adequate Deposit Securities (in the case of the VRTP Shares) or sufficient funds on hand (in the case of any other such senior securities) for the purpose of such redemption and (y) any such senior securities that are to be redeemed with net proceeds from the sale of the VRTP Shares, for which the Fund has made an Irrevocable Deposit or otherwise has adequate Deposit Securities (in the case of the VRTP Shares) or sufficient funds on hand (in the case of such other senior securities) for the purpose of such redemption; and (B) the aggregate principal amount of the Fund's "senior securities representing indebtedness" (as that term is defined in the 1940 Act); divided by

                   (ii) The aggregate Market Value of the Fund's total assets (including amounts attributable to senior securities, but excluding any assets consisting of Deposit Securities or securities or funds referred to in clauses (A)(x) and (A)(y) of
             Section 2.4(d)(i) above) less the sum of (A) the Overconcentration Amount, and (B) the amount of the Fund's accrued liabilities (which accrued liabilities shall include net obligations of the Fund under each Derivative Contract in an amount equal to the Derivative Termination Value thereof payable by the Fund to the related counterparty) other than liabilities for the aggregate principal amount of the Fund's outstanding "senior securities representing indebtedness" (as that term is defined in the 1940
             Act).

      2.5    Redemption.    Each Series of VRTP Shares shall be subject to
redemption by the Fund as provided below:

             (a) Term Redemption. The Fund shall redeem all VRTP Shares of a Series on the Term Redemption Date for such Series, at a price per share equal to the Liquidation Preference per share of such Series plus an amount equal to all unpaid dividends and other distributions on such share of such Series accumulated from and including the applicable Date of Original Issue to (but excluding) the Term Redemption Date for such Series (whether or not earned or declared by the Fund, but excluding interest thereon) (the "Term Redemption Price"); provided, however, that the Fund shall have the right, exercisable not more than three hundred and sixty five (365) days nor less than one hundred and twenty (120) days prior to the Term Redemption Date of a Specified Series, to request that the Specified Owner extend the Term Redemption Date for such Specified Series by at least an additional three hundred and sixty four
(364) days (a "Term Extension Request"), which request may be conditioned upon terms and conditions that are different from the terms and conditions set forth herein. Each Specified Owner shall, no later than sixty (60) days after receiving a Term Extension Request, notify the Fund and the Redemption and Paying Agent of its acceptance or rejection of such request, which acceptance by such Specified Owner may be conditioned upon terms and conditions which are different from the terms and conditions set forth herein or the terms and conditions proposed by the Fund in making an extension request (a "Conditional Acceptance"). A Conditional Acceptance conditioned upon terms and conditions which are different from the terms and conditions set forth herein shall be deemed to be a consent to amend this Statement to reflect such different terms and conditions. If any Specified Owner fails to notify the Fund and the Redemption and Paying Agent of its acceptance or rejection of the Fund's request for extension within such 60-day period, such failure to respond shall constitute a rejection of such request. If any Specified Owner provides a Conditional Acceptance, then the Fund shall have thirty (30) days thereafter to notify such Specified Owner and each other Specified Owner of its acceptance or rejection of the terms and conditions specified in the Conditional Acceptance. The Fund's failure to notify all Specified Owners within such 30-day period will be deemed a rejection of the terms and conditions specified in the Conditional Acceptance. Each Specified Owner may grant or deny any request for an extension of the Term Redemption Date of its Specified Series in its sole and absolute discretion.

             (b)    Mandatory Redemption Events.

                     (i) Asset Coverage Mandatory Redemption or Cure.

                         (A)   If the Fund fails to comply with the Asset
Coverage requirement as provided in Section 2.4(a) and such failure is not cured as of the Asset Coverage Cure Date the Fund shall, to the extent permitted by Section 18 of the 1940 Act, by the close of business on the Business Day next following such Asset Coverage Cure Date, (x) deliver to the Holders of VRTP Shares a certificate signed by a duly authorized officer of the Fund that specifies (1) the Corrective Action to be taken to cause the Fund to regain compliance with the Asset Coverage requirement provided in
Section 2.4(a); (2) if applicable, the identity and Market Value of Fund Assets to be sold in connection with a Corrective Action; and (3) the date, which date shall not be later than the twentieth (20/th/) Business Day following such Asset Coverage Cure Date, on which the Fund shall regain compliance with the Asset Coverage requirement provided in Section 2.4(a); and (y)(1) in the case of a Corrective Action involving the redemption of Preferred Shares pursuant to this
Section 2.5(b)(i), cause a notice of redemption to be issued, and redeem such Preferred Shares, or cause an Irrevocable Deposit to be made, in each case, on or prior to the twentieth (20th) Business Day following such Asset Coverage Cure Date, in accordance with the terms of the Preferred Shares to be redeemed, for the redemption of a sufficient number of Preferred Shares, that would enable the Fund to meet the requirements of Section 2.5(b)(i)(C); (2) in the case of a Corrective Action involving a repayment of indebtedness of the Fund, on or prior to the twentieth (20/th/) Business Day following such Asset Coverage Cure Date, repay such indebtedness and deliver to the Holders of VRTP Shares a written notice confirming that such repayment of indebtedness has occurred, and the amount of such repayment; or (3) in the case of a Corrective Action involving one or more corrective trades involving Assets of the Fund, on or prior to the twentieth (20/th/) Business Day following such Asset Coverage Cure Date, execute such corrective trades and deliver to the Holders of VRTP Shares a written notice confirming that such trades have been executed.

                         (B)    If the Fund elects to effect a redemption
pursuant to Section 2.5(b)(i)(A) hereof, the Fund shall allocate such redemption on a pro-rata basis among different series of Preferred Shares (including each Series of VRTP Shares) based upon the proportion the aggregate liquidation preference of the outstanding Preferred Shares of any series bears to the aggregate liquidation preference of all outstanding series of Preferred Shares (a "Pro Rata Allocation"). Further, in the event that any VRTP Shares of a Series then outstanding are to be redeemed pursuant to Section 2.5(b)(i)(A) hereof, the Fund shall redeem such shares at a price per share equal to the Liquidation Preference per share of such Series plus an amount equal to all unpaid dividends and other distributions on such share of such Series accumulated from and including the Date of Original Issue to (but excluding) the date fixed for such redemption by the Board of Trustees (whether or not earned or declared by the Fund, but excluding interest thereon), subject to
Section 2.5(d)(vi) (the "Mandatory Redemption Price").

                         (C)   On the Redemption Date for a redemption
contemplated by Section 2.5(b)(i)(A), the Fund shall redeem at the Mandatory Redemption Price, out of Legally Available Funds, such number of Preferred Shares (based upon a number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation) as shall be equal to the lesser of (x) the minimum number of Preferred Shares, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Asset Coverage Cure Date, would result in the Fund having Asset Coverage on such Asset Coverage Cure Date of at least 225% (provided, however, that if there is no such minimum number of VRTP Shares and other Preferred Shares the redemption or retirement of which would have such result, all VRTP Shares and other Preferred Shares then outstanding shall be redeemed), and (y) the maximum number of Preferred Shares that can be redeemed in accordance with the Declaration and applicable law. Notwithstanding the foregoing, in the event that Preferred Shares are redeemed pursuant to this Section 2.5(b)(i), the Fund may at its sole option, but is not required to, redeem a sufficient number of VRTP Shares of any Series pursuant to this Section 2.5(b)(i) that, when aggregated with other Preferred Shares redeemed by the Fund, would result, if deemed to have occurred immediately prior to the opening of business on the Asset Coverage Cure Date, in the Fund having Asset Coverage on such Asset Coverage Cure Date of up to and including 250%. The Fund shall effect such redemption on the date fixed by the Fund therefor, which date shall not be later than the twentieth (20/th/) Business Day following such Asset Coverage Cure Date, except that if the Fund does not have Legally Available Funds for the redemption of all of the required number of VRTP Shares and other Preferred Shares which have been designated to be redeemed or the Fund otherwise is unable to effect such redemption on or prior to the twentieth (20/th/) Business Day following such Asset Coverage Cure Date, the Fund shall (i) redeem those VRTP Shares and other Preferred Shares that it is able to redeem (based upon a number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation) and (ii) redeem those VRTP Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption (based upon a number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation). If fewer than all of the Outstanding VRTP Shares of a Series are to be redeemed pursuant to this Section 2.5(b)(i), the number of VRTP Shares of such Series to be redeemed shall be redeemed (A) pro rata among the Outstanding shares of such Series, (B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable.

                     (ii) Leverage Ratio Mandatory Redemption.

                         (A)    If a Leverage Ratio Failure occurs and is
continuing, and such failure is not cured as of the Leverage Ratio Cure Date, the Fund shall, by the close of business on the Business Day next following such Leverage Ratio Cure Date, (x) deliver to the Holders of VRTP Shares a certificate signed by a duly authorized officer of the Fund that specifies
(1) the Corrective Action to be taken to cause the Fund to regain compliance with the Leverage Ratio requirement provided in Section 2.4(c) (without giving effect to the parenthetical provision in the first sentence of Section 2.4(c));
(2) if applicable, the identity and Market Value of Fund Assets to be sold in connection with a Corrective Action; and (3) the date, which date shall not be later than the twentieth (20/th/) Business Day following such Leverage Ratio Cure Date, on which the Fund shall regain compliance with the Leverage Ratio requirement provided in Section 2.4(c) (without giving effect to the parenthetical provision in the first sentence of Section 2.4(c)); and (y)(1) in the case of a Corrective Action involving the redemption of Preferred Shares pursuant to this Section 2.5(b)(ii), cause a notice of redemption to be issued, and redeem out of Legally Available Funds such Preferred Shares, or cause an Irrevocable Deposit to be made, in each case, on or prior to the twentieth
(20th) Business Day following such Leverage Ratio Cure Date, in accordance with the terms of the Preferred Shares to be redeemed, for the redemption of a sufficient number of Preferred Shares, that would enable the Fund to meet the requirements of Section 2.4(c) (without giving effect to the parenthetical provision in the first sentence of Section 2.4(c)); (2) in the case of a Corrective Action involving a repayment of indebtedness of the Fund, on or prior to the twentieth (20/th/) Business Day following such Leverage Ratio Cure Date, repay such indebtedness and deliver to the Holders of VRTP Shares a written notice confirming that such repayment of indebtedness has occurred, the amount of such repayment, and the amount of the Fund's Leverage Ratio as of the day following such repayment; or (3) in the case of a Corrective Action involving one or more corrective trades involving Assets of the Fund, on or prior to the twentieth (20/th/) Business Day following such Leverage Ratio Cure Date, execute such corrective trades and deliver to the Holders of VRTP Shares a written notice confirming that such trades have been executed, and the amount of the Fund's Leverage Ratio as of the day following the settlement of any such trades.

                         (B)    If the Fund elects to effect a redemption
pursuant to Section 2.5(b)(ii)(A) hereof, the Fund shall allocate such redemption based upon a number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation. In the event that any VRTP Shares of a Series then outstanding are to be redeemed pursuant to Section 2.5(b)(ii)(A) hereof, the Fund shall redeem such shares at the Mandatory Redemption Price.

                         (C)    On the Redemption Date for a redemption
contemplated by Section 2.5(b)(ii)(A), the Fund shall redeem, at the Mandatory Redemption Price, such number of Preferred Shares (based upon a number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation) as shall be equal to the lesser of (x) the minimum number of Preferred Shares, the redemption of which would result in the Fund having a Leverage Ratio which does not exceed the Leverage Ratio required under
Section 2.4(c) (without giving effect to the parenthetical provision in the first sentence of Section 2.4(c)) (provided, however, that if there is no such minimum number of VRTP Shares and other Preferred Shares the redemption or retirement of which would have such result, all VRTP Shares and other Preferred Shares then outstanding shall be redeemed), and (y) the maximum number of Preferred Shares that can be redeemed in accordance with the Declaration and applicable law. The Fund shall effect such redemption on the date fixed by the Fund therefor, which date shall not be later than the twentieth
(20/th/) Business Day following such Leverage Ratio Cure Date, except that if the Fund does not have Legally Available Funds for the redemption of all of the required number of VRTP Shares and other Preferred Shares which have been designated to be redeemed or the Fund otherwise is unable to effect such redemption on or prior to the twentieth (20/th/) Business Day following such Leverage Ratio Cure Date, the Fund shall (i) redeem those VRTP Shares and other Preferred Shares that it is able to redeem (based upon a number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation) and (ii) redeem those VRTP Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption (based upon a number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation). If fewer than all of the Outstanding VRTP Shares of a Series are to be redeemed pursuant to this Section 2.5(b)(ii), the number of VRTP Shares of such Series to be redeemed shall be redeemed (A) pro rata among the Outstanding shares of such Series, (B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable.

                   (iii) Redemption Upon the Occurrence of Certain Events.

                         (A) The Fund shall redeem all of the VRTP Shares upon
the occurrence of any of the following events:

                               (i)      a Dividend Failure occurs with respect
  to any three (3) Dividend Payment Dates for any reason and without regard to whether the first two Dividend Failures have ended;

                               (ii)     a Dividend Priority Failure occurs;

                               (iii)    an Insolvency Event occurs;

                               (iv)     an NAV Event shall continue for three
  (3) consecutive months;

                               (v)      the Investment Management Agreement
  terminates or otherwise ceases to be in full force or effect for any reason, or the Fund or the Adviser challenges in writing the validity or the enforceability of the Investment Management Agreement;

                               (vi)     (1) The Adviser shall not be Nuveen
  Fund Advisors, LLC or a successor adviser which is either (a) a wholly-owned direct or indirect subsidiary of Nuveen Investments, Inc. or (b) a Person approved of in writing by the Majority of Owners, or (2) the Adviser shall
  (x) sell or otherwise dispose of all or substantially all of its Assets,
  (y) consolidate with or merge into any other entity (other than another wholly owned direct or indirect subsidiary of Nuveen Investments, Inc.) unless it is the survivor, or (z) acquire all or substantially all of the Assets of another Person unless in the case of clause (z), (i) the Assets acquired are less than twenty-five percent (25%) of the Adviser's Assets, or
  (ii) such other Person is an Affiliate of Nuveen Investments, Inc. or the Adviser and such acquisition does not constitute a "change in control" of the Adviser within the meaning of the 1940 Act;

                               (vii)     a Dividend Declaration Failure occurs
  and such failure is not cured as of the Failure Cure Date therefor other than as a result of the redemption required hereby;

                               (viii)    any Rating Agency Withdrawal or Rating
  Agency Failure occurs and is not cured as of the Rating Event Cure Date therefor;

                               (ix)      a Registration Rights Failure or
  Reporting Failure occurs and is not cured within one hundred and eighty
  (180) days after the occurrence thereof; or

                               (x)       the Fund or the Internal Revenue
  Service has made a final determination that such Series of VRTP Shares is not equity in a regulated investment company for federal income tax purposes and such determination has not been reversed, revoked or rescinded within ninety
  (90) days after the date of such final determination (a "Tax Event"); or

                               (xi)      any Increased Rate Event occurs, the
  occurrence of which does not relate to any of the failures or events described in clauses (i) through (x) above, and is not cured as of the Increased Rate Event Cure Date therefor; provided, that this clause
  (xi) shall not limit the obligations of the Fund to redeem any or all of the VRTP Shares pursuant to and in accordance with the provisions hereof relating to any other Mandatory Redemption Event.

                         (B) Upon the occurrence of any such event referenced
in this Section 2.5(b), the Fund shall cause a notice of redemption to be issued, in accordance with the terms of the VRTP Shares, for the redemption of all Outstanding VRTP Shares, at a price per VRTP Share equal to the Mandatory Redemption Price. The Fund shall effect any such redemption on the date fixed by the Fund therefor pursuant to Section 2.5(d), except that if the Fund does not have Legally Available Funds for the redemption of all of the VRTP Shares, the provisions of Section 2.5(b)(iv) shall apply.

                     (iv) Mandatory Redemption of Fewer than All Outstanding VRTP Shares.

                         On the Redemption Date for any redemption contemplated
by Section 2.5(a) or Section 2.5(b), the Fund shall not redeem more than the maximum number of VRTP Shares that can be redeemed out of then existing Legally Available Funds in accordance with the Declaration and applicable law. If the Fund is unable to redeem the required number of VRTP Shares and other Preferred Shares that have been designated to be redeemed in accordance with
Section 2.5(b) due to the unavailability of Legally Available Funds, the Fund shall (i) redeem those VRTP Shares and other Preferred Shares that it is able to redeem (based upon the number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation) and (ii) redeem those VRTP Shares and other Preferred Shares that it was unable to redeem on the earliest practicable date on which it is able to effect such redemption (based upon the number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation). If fewer than all of the Outstanding VRTP Shares of a Series are to be redeemed pursuant to
Section 2.5(a) or Section 2.5(b), the number of VRTP Shares of such Series to be redeemed shall be redeemed (A) pro rata among the Outstanding shares of such Series, (B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable.

             (c)    Optional Redemption.

                     (i) Subject to the provisions of Section 2.5(c)(ii), the Fund may at its option on any Business Day (an "Optional Redemption Date") redeem in whole or from time to time in part the Outstanding VRTP Shares of any Series, at a redemption price per VRTP Share (the "Optional Redemption Price") equal to (x) the Liquidation Preference per VRTP Share of such Series plus (y) an amount equal to all unpaid dividends and other distributions on such VRTP Share of such Series accumulated in respect of such VRTP Share from and including the Date of Original Issue to (but excluding) the Optional Redemption Date (whether or not earned or declared by the Fund, but excluding interest thereon, and subject to Section 2.5(d)(vi)) plus (z) the Optional Redemption Premium per share (if any) that is applicable to an optional redemption of VRTP Shares of such Series that is effected on such Optional Redemption Date as set forth in the Appendix relating to such Series.

                     (ii) If fewer than all of the outstanding VRTP Shares of a Series are to be redeemed pursuant to Section 2.5(c)(i), the VRTP Shares of such Series to be redeemed shall be selected either (A) pro rata among the Outstanding shares of such Series, (B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable. Subject to the provisions of this Statement and applicable law, the Board of Trustees will have the full power and authority to prescribe the terms and conditions upon which VRTP Shares will be redeemed pursuant to this Section 2.5(c) from time to time.

                     (iii) The Fund may not on any date deliver a Notice of Redemption pursuant to Section 2.5(d) in respect of a redemption contemplated to be effected pursuant to this Section 2.5(c) unless on such date the Fund has available Deposit Securities having a Market Value not less than the amount (including any applicable premium) due to Holders of VRTP Shares by reason of the redemption of such VRTP Shares on such Optional Redemption Date as contemplated by such Notice of Redemption.

             (d)    Procedures for Redemption.

                     (i) If the Fund shall determine or be required to redeem, in whole or in part, VRTP Shares of a Series pursuant to Section 2.5(a),
  (b) or (c), the Fund shall deliver a notice of redemption (the "Notice of Redemption"), by overnight delivery, by first class mail, postage prepaid or by Electronic Means to Holders thereof, or request the Redemption and Paying Agent, on behalf of the Fund, to promptly do so by overnight delivery, by first class mail, postage prepaid or by Electronic Means. A Notice of Redemption shall be provided not more than forty-five (45) calendar days and not less than fifteen (15) calendar days (or such shorter or longer notice period as specified in or as required to comply with Section 2.5(b)(i) and
  Section 2.5(b)(ii) or as may be consented to by all of the Designated Owners of the VRTP Shares of such Series) prior to the date, which shall be a Business Day, fixed for redemption in such Notice of Redemption (the "Redemption Date"). Each such Notice of Redemption shall state: (A) the Redemption Date; (B) the Series and number of VRTP Shares to be redeemed;
  (C) the CUSIP number for VRTP Shares of such Series; (D) the applicable Redemption Price on a per share basis; (E) if applicable, the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Trustees requires and the Notice of Redemption states) are to be surrendered for payment of the Redemption Price; (F) that, except as expressly provided in the Statement, dividends on the VRTP Shares to be redeemed will cease to accumulate from and after such Redemption Date; and (G) the provisions of this Statement under which such redemption is made. If fewer than all VRTP Shares held by any Holder are to be redeemed, the Notice of Redemption delivered to such Holder shall also specify the number of VRTP Shares to be redeemed from such Holder and/or the method of determining such number. The Fund may provide in any Notice of Redemption relating to an optional redemption contemplated to be effected pursuant to this Statement that such redemption is subject to one or more conditions precedent not otherwise expressly set forth herein and that the Fund shall not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such Notice of Redemption. No defect in the Notice of Redemption or delivery thereof shall affect the validity of redemption proceedings, except as required by applicable law.

                     (ii) If the Fund shall give a Notice of Redemption, then at any time from and after the giving of such Notice of Redemption and prior to 12:00 noon, New York City time, on the Redemption Date (so long as any conditions precedent to such redemption have been met or waived by the Fund), the Fund shall (A) deposit with the Redemption and Paying Agent Deposit Securities having an aggregate Market Value on the date thereof no less than the Redemption Price of the VRTP Shares to be redeemed on the Redemption Date and (B) give the Redemption and Paying Agent irrevocable instructions and authority to pay the applicable Redemption Price to the Holders of the VRTP Shares called for redemption on the

  Redemption Date. The Fund may direct the Redemption and Paying Agent with respect to the investment of any Deposit Securities consisting of cash so deposited prior to the Redemption Date, provided that the proceeds of any such investment shall be available at the opening of business on the Redemption Date as same day funds. Notwithstanding the provisions of clause
  (A) of the preceding sentence, if the Redemption Date is the Term Redemption Date, then such deposit of Deposit Securities (which may come in whole or in part from the Term Redemption Liquidity Account) shall be made no later than the fifteen (15/th/) calendar day (or, if such day is not a Business Day, the next succeeding Business Day) of the month prior to the month in which the Term Redemption Date occurs.

                     (iii) Upon the date of the deposit of such Deposit Securities, all rights of the Holders of the VRTP Shares so called for redemption shall cease and terminate except the right of the Holders thereof to receive the Redemption Price thereof and such VRTP Shares shall no longer be deemed Outstanding for any purpose whatsoever (other than (A) the transfer thereof prior to the applicable Redemption Date and (B) the accumulation of dividends thereon in accordance with the terms hereof up to (but excluding) the applicable Redemption Date, which accumulated dividends, unless previously declared and paid as contemplated by the last sentence of
  Section 2.5(d)(vi) below, shall be payable only as part of the applicable Redemption Price on the Redemption Date). The Fund shall be entitled to receive, promptly after the Redemption Date, any Deposit Securities in excess of the aggregate Redemption Price of the VRTP Shares called for redemption on the Redemption Date. Any Deposit Securities so deposited that are unclaimed at the end of three hundred and sixty five (365) calendar days from the Redemption Date shall, to the extent permitted by law, be repaid to the Fund, after which the Holders of the VRTP Shares so called for redemption shall look only to the Fund for payment of the Redemption Price thereof. The Fund shall be entitled to receive, from time to time after the Redemption Date, any interest on the Deposit Securities so deposited.

                     (iv) On or after the Redemption Date, each Holder of VRTP Shares in certificated form (if any) that are subject to redemption shall surrender the certificate(s) evidencing such VRTP Shares to the Fund at the place designated in the Notice of Redemption and shall then be entitled to receive the Redemption Price for such VRTP Shares, without interest, and, in the case of a redemption of fewer than all the VRTP Shares represented by such certificate(s), a new certificate representing the VRTP Shares that were not redeemed will be issued by the Fund and delivered to the applicable Holders.

                     (v) Notwithstanding the other provisions of this
  Section 2.5, except as otherwise required by law, the Fund shall not redeem any VRTP Shares or other series of Preferred Shares ranking on a parity with the VRTP Shares with respect to dividends and other distributions unless all accumulated and unpaid dividends and other distributions on all Outstanding VRTP Shares and such other series of Preferred Shares for all applicable past dividend periods (whether or not earned or declared by the Fund) (x) shall have been or are contemporaneously paid or (y) shall have been or are contemporaneously declared and an Irrevocable Deposit in an amount sufficient for the payment of such dividends and other distributions shall have been made with respect thereto, provided, however, that the foregoing shall not prevent the purchase or acquisition by the Fund of Outstanding VRTP Shares pursuant to an otherwise lawful purchase or exchange offer made on the same terms to

  Holders of all Outstanding VRTP Shares and any such other series of Preferred Shares for which all accumulated and unpaid dividends and other distributions have not been paid.

                     (vi) To the extent that any redemption for which Notice of Redemption has been provided is not made by reason of the absence of Legally Available Funds therefor in accordance with the Declaration, this Statement and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. In the case of any redemption pursuant to Section 2.5(c), no Redemption Failure shall be deemed to have occurred if the Fund shall fail to deposit in trust with the Redemption and Paying Agent the Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding anything to the contrary herein or in any such Notice of Redemption, if the Fund shall not have redeemed VRTP Shares on the applicable Redemption Date for which a Notice of Redemption has been provided with respect to any VRTP Shares, or, if Deposit Securities for the payment of the Redemption Price of such VRTP Shares shall not have been deposited in trust with the Redemption and Paying Agent for that purpose, then the Holders of VRTP Shares shall continue to be entitled to receive dividends on such VRTP Shares at the Dividend Rate for the period from, and including, such Redemption Date through, but excluding, the date on which such VRTP Shares are actually redeemed and such dividends, to the extent accumulated, but unpaid, during such period (whether or not earned or declared but without interest) shall be included in the Redemption Price for such VRTP Shares.

             (e) Redemption and Paying Agent as Trustee of Redemption Payments by Fund. All Deposit Securities transferred to the Redemption and Paying Agent for payment of the Redemption Price of VRTP Shares called for redemption shall be held in trust by the Redemption and Paying Agent for the benefit of Holders of VRTP Shares so to be redeemed until paid to such Holders in accordance with the terms hereof or returned to the Fund in accordance with the provisions of Section 2.5(d)(iii) above.

             (f) Compliance With Applicable Law. In effecting any redemption pursuant to this Section 2.5, the Fund shall, notwithstanding any provision of the Statement to the contrary, effect any redemption only in accordance with Rule 23c-2 of the 1940 Act or any successor rule thereto (as such rule may be amended, supplemented, or replaced by the SEC and subject to any applicable interpretations of such rule by the SEC, or any waiver of the notice requirement set forth in Rule 23c-2(b) granted by the SEC or its staff) and any other applicable Massachusetts law.

             (g) Modification of Redemption Procedures. Notwithstanding the foregoing provisions of this Section 2.5, the Fund may, in its sole discretion and without a shareholder vote, modify the procedures set forth above with respect to notification of redemption for the VRTP Shares (other than the 15 day period for delivery of a Notice of Redemption), provided that such modification does not materially and adversely affect the Holders of the VRTP Shares or cause the Fund to violate any applicable law, rule or regulation; and provided further that no such modification shall in any way alter the rights or obligations of the Redemption and Paying Agent without its prior consent.

      2.6     Voting Rights.

             (a) One Vote Per VRTP Share. Except as otherwise provided in the Declaration, this Statement, any Appendix, or any Annex attached to or filed with this Statement or any Appendix or as otherwise required by law,
(i) each Holder of VRTP Shares shall be entitled to one vote for each VRTP Share held by such Holder on each matter submitted to a vote of shareholders of the Fund, and (ii) the Holders of outstanding Preferred Shares, including Outstanding VRTP Shares, and Common Shares shall vote together as a single class; provided, however, that the Holders of outstanding Preferred Shares, including Outstanding VRTP Shares, shall be entitled, as a class, to the exclusion of the Holders of all other securities and Common Shares of the Fund, to elect two trustees of the Fund at all times. Subject to Section 2.6(b), the Holders of outstanding Common Shares and Preferred Shares, including VRTP Shares, voting together as a single class, shall elect the balance of the trustees.

             (b)    Voting For Additional Trustees.

                     (i) Voting Period. During any period in which any one or more of the conditions described in clauses (A) or (B) of this
  Section 2.6(b)(i) shall exist (such period being referred to herein as a "Voting Period"), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the Holders of Preferred Shares, including VRTP Shares, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the Holders of Preferred Shares, including VRTP Shares, shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the Holders of all other securities and classes of capital stock of the Fund), to elect such smallest number of additional trustees, together with the two trustees that such Holders are in any event entitled to elect. A Voting Period shall commence:

                         (A)   if, at the close of business on any dividend
payment date for any outstanding Preferred Shares including any Outstanding VRTP Shares, accumulated dividends (whether or not earned or declared) on such outstanding Preferred Shares equal to at least two (2) full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Redemption and Paying Agent or other applicable paying agent for the payment of such accumulated dividends; or

                         (B)   if at any time Holders of Preferred Shares are
otherwise entitled under the 1940 Act to elect a majority of the Board of Trustees.

      A Voting Period shall terminate upon all of such conditions ceasing to exist. Upon the termination of a Voting Period, the voting rights described in this Section 2.6(b)(i) shall cease, subject always, however, to the revesting of such voting rights in the Holders of Preferred Shares upon the further occurrence of any of the events described in this Section 2.6(b)(i).

                     (ii) Notice of Special Meeting. As soon as practicable after the accrual of any right of the Holders of Preferred Shares to elect additional trustees as described in Section 2.6(b)(i), the Fund shall call a special meeting of such Holders and notify the Redemption and Paying Agent and/or such other Person as is specified in the terms of such

  Preferred Shares to receive notice (i) by mailing or delivery by Electronic Means or (ii) by delivering in such other manner and by such other means as are specified in the terms of such Preferred Shares, a notice of such special meeting to such Holders, such meeting to be held not less than ten (10) nor more than thirty (30) calendar days after the date of the delivery by Electronic Means or mailing of such notice or the delivery of such notice by such other means as are described in clause (ii) above. If the Fund fails to call such a special meeting, it may be called at the expense of the Fund by any such Holder on like notice. The record date for determining the Holders of Preferred Shares entitled to notice of and to vote at such special meeting shall be the close of business on the fifth (5/th/) Business Day preceding the calendar day on which such notice is mailed or otherwise delivered. At any such special meeting and at each meeting of Holders of Preferred Shares held during a Voting Period at which trustees are to be elected, such Holders, voting together as a class (to the exclusion of the Holders of all other securities and classes of capital stock of the Fund), shall be entitled to elect the number of trustees prescribed in Section 2.6(b)(i) on a one-vote-per-share basis.

                     (iii) Terms of Office of Existing Trustees. The terms of office of the incumbent trustees of the Fund at the time of a special meeting of Holders of Preferred Shares to elect additional trustees in accordance with Section 2.6(b)(i) shall not be affected by the election at such meeting by the Holders of VRTP Shares and such other Holders of Preferred Shares of the number of trustees that they are entitled to elect, and the trustees so elected by the Holders of VRTP Shares and such other Holders of Preferred Shares, together with the two (2) trustees elected by the Holders of Preferred Shares in accordance with Section 2.6(a) hereof and the remaining trustees elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected trustees of the Fund.

                     (iv) Terms of Office of Certain Trustees to Terminate Upon Termination of Voting Period. Simultaneously with the termination of a Voting Period, the terms of office of the additional trustees elected by the Holders of the Preferred Shares pursuant to Section 2.6(b)(i) shall terminate, the remaining trustees shall constitute the trustees of the Fund and the voting rights of the Holders of Preferred Shares to elect additional trustees pursuant to Section 2.6(b)(i) shall cease, subject to the provisions of the last sentence of Section 2.6(b)(i).

             (c)    Holders of VRTP Shares to Vote on Certain Matters.

                     (i) Certain Amendments Requiring Approval of VRTP Shares. Except as otherwise permitted by Sections 2.5(g) or 2.16, so long as any VRTP Shares are Outstanding, the Fund shall not, without the affirmative vote or consent of the Majority of Owners, voting together as a separate class, amend, alter or repeal the provisions of the Declaration, or this Statement, whether by merger, consolidation or otherwise, so as to materially and adversely affect any preference, right or power of such VRTP Shares or the Holders thereof; provided, however, that (i) a change in the capitalization of the Fund in accordance with Section 2.8 hereof shall not be considered to materially and adversely affect the rights and preferences of the VRTP Shares, and (ii) a division of a VRTP Share shall not in and of itself be deemed to materially and adversely affect such preferences, rights or powers; provided, further, that notwithstanding anything to the contrary set forth in this Statement, no amendment, alteration, repeal or other modification of the terms, conditions or definitions set forth in this Statement (or any Appendix hereto) relating to
  (A) the transferability of the VRTP Shares, (B) the tax treatment of the VRTP Shares, (C) the terms of this Section 2.6(c), or (D) the Fund's obligations under Sections 2.7, 2.8 or 2.20 of this Statement, shall be effected without, in each case, the prior written consent of Majority of Owners voting together as a separate class. So long as any VRTP Shares are Outstanding, the Fund shall not, without the affirmative vote or consent of at least 66 2/3% of the Holders of the VRTP Shares Outstanding at the time, voting as a separate class, file a voluntary application for relief under Federal bankruptcy law or any similar application under state law for so long as the Fund is solvent and does not foresee becoming insolvent. For the avoidance of doubt, no vote of the holders of Common Shares shall be required to amend, alter or repeal the provisions of this Statement.

                     (ii) 1940 Act Matters. Unless a higher percentage is provided for in the Declaration, the affirmative vote of the Holders of at least "a majority of the outstanding Preferred Shares," including VRTP Shares Outstanding at the time, voting as a separate class, shall be required (A) to approve any conversion of the Fund from a closed-end to an open-end investment company, (B) to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares, or (C) to approve any other action requiring a vote of security holders of the Fund under
  Section 13(a) of the 1940 Act. For purposes of the foregoing, the vote of a "majority of the outstanding Preferred Shares" means the vote at an annual or special meeting duly called of (i) sixty-seven percent (67%) or more of such shares present at a meeting, if the Holders of more than fifty percent
  (50%) of such shares are present or represented by proxy at such meeting, or
  (ii) more than fifty percent (50%) of such shares, whichever is less.

                     (iii) Certain Amendments Requiring Approval of Specific Series of VRTP Shares. Except as otherwise permitted by Sections 2.5(g) or 2.16, so long as any VRTP Shares of a Series are Outstanding, the Fund shall not, without the affirmative vote or consent of the Majority of Owners, voting as a separate class, amend, alter or repeal the provisions of the Appendix relating to such Series, whether by merger, consolidation or otherwise, so as to materially and adversely affect any preference, right or power set forth in such Appendix of the VRTP Shares of such Series or the Holders thereof; provided, however, that (i) a change in the capitalization of the Fund in accordance with Section 2.8 hereof shall not be considered to materially and adversely affect the rights and preferences of the VRTP Shares of such Series, and (ii) a division of a VRTP Share shall not in and of itself be deemed to materially and adversely affect such preferences, rights or powers; and provided, further, that notwithstanding anything to the contrary in this Statement, no amendment, alteration, repeal or other modification of the terms, conditions or definitions set forth in this Statement (or any Appendix hereto relating hereto) relating to (1) the obligation of the Fund to (x) pay any Redemption Price on any Redemption Date or the Term Redemption Price on the Term Redemption Date for a Series, or the computation of any such Redemption Price, or (y) to pay or accumulate dividends at the Dividend Rate (as set forth in this Statement and the applicable Appendix hereto) for the VRTP Shares of a Series, or the basis for calculating the Dividend Rate, or (z) pay the Optional Redemption Premium (if any) provided for in the Appendix for such Series, or (2) the provisions of this Statement or the Appendix for such Series setting forth the terms and conditions for any redemption, the Redemption Date, the Term Redemption Date, the extension of the Term Redemption Date or the Liquidation Preference for the VRTP Shares, in each case, for a Series, shall be effected without, in each case, the prior unanimous vote or consent of the Holders of such Series of VRTP Shares. For the avoidance of doubt, no vote of the holders of Common Shares shall be required to amend, alter or repeal the provisions of this Statement.

             (d) Voting Rights Set Forth Herein Are Sole Voting Rights. Unless otherwise required by law, the Declaration, this Statement or any Appendix, the Holders of VRTP Shares shall not have any relative rights or preferences or other special rights with respect to voting such VRTP Shares other than those specifically set forth in this Section 2.6; provided, however, that nothing in this Statement or the Declaration shall be deemed to preclude or limit the right of the Fund (to the extent permitted by applicable law) to contractually agree with any Holder or Designated Owner of VRTP Shares of any Series that any action or inaction by the Fund shall require the consent or approval of such Holder or Designated Owner.

             (e) No Cumulative Voting. The Holders of VRTP Shares shall have no rights to cumulative voting.

             (f) Remedy for Fund's Failure to Declare or Pay Dividends. In the event that the Fund fails to declare or pay any dividends on any Series of VRTP Shares on the Dividend Payment Date therefor, the Holders of the VRTP Shares shall have, in addition the right to vote for trustees pursuant to the provisions of this Section 2.6, the right if permitted by applicable law, the Declaration, this Statement, any Appendix or any Annex attached to or filed with this Statement or any Appendix, to receive dividends at the Increased Rate in the circumstances contemplated by Section 2.2(g) hereof or the terms of any Annex attached to or filed with this Statement or any Appendix, and to the mandatory redemption of their VRTP Shares in accordance with
Section 2.5(b)(iii) hereof or the terms of any Annex attached to or filed with this Statement or any Appendix.

             (g) Holders Entitled to Vote. For purposes of determining any rights of the Holders of VRTP Shares to vote on any matter, whether such right is created by this Statement, by the Declaration, by statute or otherwise, no Holder of VRTP Shares shall be entitled to vote any VRTP Share and no VRTP Share shall be deemed to be "Outstanding" for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or the time of the actual vote on the matter, as the case may be, the requisite Notice of Redemption with respect to such VRTP Share shall have been given in accordance with this Statement and Deposit Securities for the payment of the Redemption Price of such VRTP Share shall have been deposited in trust with the Redemption and Paying Agent for that purpose. No VRTP Share held (legally or beneficially) or controlled by the Fund shall have any voting rights or be deemed to be outstanding for voting or for calculating the voting percentage required on any other matter or other purposes.

             (h) Grant of Irrevocable Proxy. To the fullest extent permitted by applicable law, each Holder and Designated Owner may in its discretion grant an irrevocable proxy with respect to the VRTP Shares.

      2.7    Rating Agencies.

      The Fund shall use commercially reasonable efforts to cause at least two
(2) Rating Agencies to issue long-term credit ratings with respect to each Series of VRTP Shares for so long as such Series is Outstanding. The Fund shall use commercially reasonable efforts to comply with any applicable Rating Agency Guidelines. If a Rating Agency shall cease to rate the senior securities of taxable closed-end management investment companies generally, the Board of Trustees shall terminate the designation of such Rating Agency as a Rating Agency hereunder. The Board of Trustees may elect to terminate the designation of any Rating Agency as a Rating Agency hereunder with respect to a Series of VRTP Shares so long as either (i) immediately following such termination, there would be at least two Rating Agencies with respect to such Series or (ii) it replaces the terminated Rating Agency with another NRSRO and provides notice thereof to the Holders of such Series; provided that such replacement shall not occur unless such replacement Other Rating Agency shall have at the time of such replacement (A) published a rating for the VRTP Shares of such Series and
(B) entered into an agreement with the Fund to continue to publish such rating subject to the Other Rating Agency's customary conditions. The Board of Trustees may also elect to designate one or more other NRSROs as Other Rating Agencies hereunder with respect to a Series of VRTP Shares by notice to the Holders of the VRTP Shares. The Rating Agency Guidelines of any Rating Agency may be amended by such Rating Agency without the vote, consent or approval of the Fund, the Board of Trustees or any Holder of Preferred Shares, including any VRTP Shares, or Common Shares.

      2.8    Issuance of Additional Preferred Shares.

      So long as any VRTP Shares are Outstanding, the Fund may, subject to the terms of this Statement, without the affirmative vote or consent of the Holders or Majority of Owners, authorize, establish and create and issue and sell shares of one or more series of Preferred Shares of the Fund ranking on a parity with VRTP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or the winding up of the affairs of the Fund (such shares are referred to in this Section 2.8 as "Parity Preferred Shares"), in addition to then Outstanding Series of VRTP Shares, and authorize, issue and sell additional shares of any such Series of Parity Preferred Shares then outstanding or so established and created, including additional Series of VRTP Shares, in each case in accordance with applicable law, provided that the Fund shall, (a) immediately after giving effect to the issuance of such Preferred Shares and to its receipt and application of the proceeds thereof, including to the redemption of Preferred Shares with such proceeds, have Asset Coverage (calculated in the same manner as is contemplated by Section 2.4(b) hereof) of at least 225% and (b)(i) issue and sell such Parity Preferred Shares solely to Citibank, a Conduit Purchaser or an Affiliate thereof or (ii) utilize the proceeds of any such issuance and sale (x) to fully redeem or to repurchase all outstanding VRTP Shares, or (y) solely for the redemption or repurchase of VRTP Shares and the costs and expenses incurred in connection with the issuance of such Parity Preferred Shares. For the avoidance of doubt, this Section 2.8 shall not apply to any issuance of VRTP Shares of a Series that is in existence on the Statement Date, which issuance is made in connection with an offer, sale, transfer or exchange of such VRTP Shares of such existing Series on a Transfer and Exchange Date (as defined in the applicable Appendix on the Statement Date) pursuant to the terms and conditions of this Statement (including Section 2.17) or any Appendix.

      2.9    Status of Redeemed or Repurchased VRTP Shares.

      VRTP Shares that at any time have been redeemed, purchased by the Fund or deemed cancelled pursuant to an Appendix hereto shall, after such redemption or purchase or deemed cancellation, have the status of authorized but unissued Preferred Shares.

      2.10   Term Redemption Liquidity Account and Liquidity Requirement.

             (a) On or prior to the Liquidity Account Initial Date with respect to any Series of VRTP Shares, the Fund shall cause the Custodian to segregate, by means of appropriate identification on its books and records or otherwise in accordance with the Custodian's normal procedures, from the other assets of the Fund (the "Term Redemption Liquidity Account") Liquidity Account Investments with a Market Value equal to at least One Hundred and Ten Percent (110%) of the Term Redemption Amount with respect to such Series. The "Term Redemption Amount" for any Series of VRTP Shares shall be equal to the Term Redemption Price to be paid on the Term Redemption Date for such Series, based on the number of shares of such Series then Outstanding, assuming for this purpose that the Dividend Rate for such Series in effect at the time of the creation of the Term Redemption Liquidity Account for such Series will be the Dividend Rate in effect for such Series until the Term Redemption Date for such Series. If, on any date after the Liquidity Account Initial Date, the aggregate Market Value of the Liquidity Account Investments included in the Term Redemption Liquidity Account for a Series of VRTP Shares as of the close of business on any Business Day is less than one hundred and ten percent (110%) of the Term Redemption Amount with respect to such Series, then the Fund shall cause the Custodian and the Adviser to take all such necessary actions, including segregating additional assets of the Fund as Liquidity Account Investments, so that the aggregate Market Value of the Liquidity Account Investments included in the Term Redemption Liquidity Account for such Series is at least equal to one hundred and ten percent (110%) of the Term Redemption Amount with respect to such Series not later than the close of business on the next succeeding Business Day. With respect to assets of the Fund segregated as Liquidity Account Investments with respect to a Series of VRTP Shares, the Adviser, on behalf of the Fund, shall be entitled to instruct the Custodian on any date to release any Liquidity Account Investments from such segregation and to substitute therefor other Liquidity Account Investments, so long as (i) the assets of the Fund segregated as Liquidity Account Investments in the Term Redemption Liquidity Account at the close of business on such date have a Market Value equal to at least one hundred and ten percent (110%) of the Term Redemption Amount with respect to such Series and (ii) the assets of the Fund designated and segregated as Deposit Securities included in the Term Redemption Liquidity Account at the close of business on such date have a Market Value equal to at least the Liquidity Requirement (if any) determined in accordance with Section 2.10(b) below with respect to such Series for such date. The Fund shall cause the Custodian not to permit any lien, security interest or encumbrance to be created or permitted to exist on or in respect of any Liquidity Account Investments included in the Term Redemption Liquidity Account for any Series of VRTP Shares, other than liens, security interests or encumbrances permitted under the Credit Agreement.

             (b) The Market Value of the Deposit Securities held in the Term Redemption Liquidity Account for a Series of VRTP Shares, from and after the 15th day of the calendar month (or if such day is not a Business Day, the next succeeding Business Day) that is the number of months preceding the calendar month in which the Term Redemption Date for such Series occurs, in each case as specified in the table set forth below, shall not be less than the percentage of the Term Redemption Amount for such Series set forth below opposite such number of months (the "Liquidity Requirement"), but in all cases subject to the provisions of Section 2.10(c) below:

                                       Market Value of Deposit
                  Number of Months     Securities as Percentage
                 Preceding Month of      of Term Redemption
                Term Redemption Date:          Amount
                ---------------------  ------------------------
                         5                      20%
                         4                      40%
                         3                      60%
                         2                      80%
                         1                      100%

             (c) If the aggregate Market Value of the Deposit Securities included in the Term Redemption Liquidity Account for a Series of VRTP Shares as of the close of business on any Business Day is less than the Liquidity Requirement in respect of such Series for such Business Day, then the Fund shall cause the segregation of additional or substitute Deposit Securities in respect of the Term Redemption Liquidity Account for such Series, so that the aggregate Market Value of the Deposit Securities included in the Term Redemption Liquidity Account for such Series is at least equal to the Liquidity Requirement for such Series not later than the close of business on the next succeeding Business Day.

             (d) The Deposit Securities included in the Term Redemption Liquidity Account for a Series of VRTP Shares may be applied by the Fund, in its discretion, towards payment of the Term Redemption Price for such Series as contemplated by Section 2.5(d). Upon the deposit by the Fund with the Redemption and Paying Agent of Deposit Securities having an initial combined Market Value sufficient to effect the redemption of the VRTP Shares of a Series on the Term Redemption Date for such Series in accordance with
Section 2.5(d)(ii), the requirement of the Fund to maintain the Term Redemption Liquidity Account as contemplated by this Section 2.10 shall lapse and be of no further force and effect. Upon any extension of the Term Redemption Date for a Series of VRTP Shares pursuant to Section 2.5(a), the then-current Liquidity Account Initial Date for such Series shall be extended as provided in the Appendix hereto relating to such Series, and the requirement of the Fund to maintain the Term Redemption Liquidity Account with respect to such Series in connection with such Liquidity Account Initial Date shall lapse and shall thereafter apply in respect of the Liquidity Account Initial Date for such Series as so extended.

      2.11   Global Certificate.

      All VRTP Shares of any Series Outstanding from time to time shall be represented by one global certificate for such Series registered in the name of the Securities Depository or its nominee, and no registration of transfer of shares of such Series of VRTP Shares shall be made on the books of the Fund to any Person other than the Securities Depository or its nominee or transferee. The foregoing restriction on registration of transfer shall be conspicuously noted on the face or back of the global certificates. Such global certificates will be deposited with, or on behalf of, the Depository Trust Company and registered in the name of Cede & Co., its nominee. Beneficial interests in the global certificates will be held only through the Depository Trust Company and any of its participants.

      2.12   Notice.

      All notices or communications hereunder, unless otherwise specified in this Statement, shall be sufficiently given if in writing and delivered in person, by telecopier, by Electronic Means or by overnight delivery. Notices delivered pursuant to this Section 2.12 shall be deemed given on the date received.

      2.13   Termination.

      Except as provided in any relevant Appendix hereto, in the event that all VRTP Shares of a Series have been cancelled (upon the redemption thereof or otherwise) or delivered to the Redemption and Paying Agent for cancellation, all rights and preferences of the VRTP Shares of such Series established and designated hereunder shall cease and terminate, and all obligations of the Fund under this Statement with respect to such Series shall terminate, other than in respect of the payment of and the right to receive the Redemption Price in accordance with the terms of this Statement.

      2.14   Appendices.

      The designation of each Series of VRTP Shares shall be set forth in an Appendix to this Statement. The Board of Trustees may, by resolution duly adopted, without shareholder approval (except as otherwise provided by this Statement or required by applicable law) (1) amend the Appendix to this Statement relating to a Series so as to reflect any amendments to the terms applicable to such Series including an increase in the number of authorized shares of such Series and (2) add additional Series of VRTP Shares by including a new Appendix to this Statement relating to such Series.

      2.15   Actions on Other than Business Days.

      Unless otherwise provided herein, if the date for making any payment, performing any act or exercising any right, in each case as provided for in this Statement, is not a Business Day, such payment shall be made, act performed or right exercised on the next succeeding Business Day, with the same force and effect as if made or done on the nominal date provided therefor, and, with respect to any payment so made, no dividends, interest or other amount shall accrue for the period between such nominal date and the date of payment.

      2.16   Modification.

      To the extent permitted by applicable law, the Board of Trustees, without the vote of the Holders of VRTP Shares, may interpret or adjust the provisions of this Statement or any Appendix hereto to resolve any inconsistency or ambiguity or to remedy any defect in connection therewith, in each case above, so long as any such interpretation or amendment does not materially and adversely affect any preference, right or power of the VRTP Shares or of the Holders thereof, and, in addition to amendments permitted by
Section 2.6(c) and the modifications permitted by Section 2.5(g) hereof, may amend this Statement with respect to any Series of VRTP Shares prior to the issuance of VRTP Shares of such Series.

      2.17   Transfers and Exchanges.

             (a) Unless otherwise permitted by the Fund, and subject to the exchange provisions in any Appendix applicable to VRTP Shares of any Series, a Designated Owner or Holder of any VRTP Shares of such Series may sell, transfer or otherwise dispose of VRTP Shares only in whole shares, in compliance with the Securities Act and applicable state securities laws and only to:
(i) Citibank, any commercial paper conduit which is a Person administered by Citibank (including any Conduit Purchaser) or an Affiliate of any of the foregoing, in each case, that such Designated Owner or Holder reasonably believes to be a QIB pursuant to Rule 144A or another available exemption from registration under the Securities Act, in a manner not involving any public offering within the meaning of Section 4(a)(2) of the Securities Act;
(ii) banks, insurance companies, registered open-end management investment companies, registered closed-end management investment companies, the common shares of which are traded on a national securities exchange, or companies that are included in the S&P 500 Index (and their direct or indirect wholly owned subsidiaries), in each case pursuant to Rule 144A or another available exemption from registration under the Securities Act, in a manner not involving any public offering within the meaning of Section 4(a)(2) of the Securities Act; or (iii) other investors with the prior written consent of the Fund, such consent not to be withheld unless, in the Fund's reasonable judgment, the ownership by such other investor of VRTP Shares could be detrimental to the Fund. The restrictions on transfer contained in this Section 2.17(a) shall not apply to any VRTP Shares that are being registered and sold pursuant to an effective registration statement under the Securities Act or to any subsequent transfer of such VRTP Shares.

             (b) If at any time the Fund is not furnishing information pursuant to Section 13 or 15(d) of the Exchange Act, in order to preserve the exemption for resales and transfers under Rule 144A, the Fund shall furnish, or cause to be furnished, to holders of VRTP Shares and prospective purchasers of VRTP Shares, upon request, information with respect to the Fund satisfying the requirements of subsection (d)(4) of Rule 144A.

      2.18   No Additional Rights.

      Unless otherwise required by law or the Declaration, the Holders of VRTP Shares shall not have any relative rights or preferences or other special rights with respect to such VRTP Shares other than those specifically set forth in this Statement; provided, however, that nothing in this Statement shall be deemed to preclude or limit the right of the Fund (to the extent permitted by applicable law) to contractually agree with any Holder or Designated Owner of VRTP Shares of any Series with regard to any special rights of such Holder or Designated Owner with respect to its investment in the Fund.

      2.19   Agreed Tax Treatment.

      The Fund shall, and each Holder and Designated Owner of any VRTP Shares, by virtue of acquiring VRTP Shares, shall be deemed to have agreed to, treat the VRTP Shares as equity in the Fund for U.S. federal, state and local income and other tax purposes, applicable state law and the 1940 Act, provided that the Fund shall not be in violation of this Section 2.19 if a federal, state or local income tax authority requires the Fund to treat the VRTP Shares as debt for such purposes, due to a violation of this Section 2.19 by any Holder or Designated Owner of VRTP Shares.

      2.20   The Agent.

      The Agent may, upon thirty (30) days' notice to the Fund and the Holders of the VRTP Shares, resign as Agent. If the Agent shall resign, then the Majority of Owners shall appoint a successor agent. If for any reason a successor agent is not so appointed and does not accept such appointment during such thirty (30) day period, the Agent may appoint a successor agent. Any resignation of the Agent shall be effective upon the appointment of a successor agent pursuant to this Section 2.20 and the acceptance of such appointment by such successor.

                 [Signature Page Begins on the Following Page]

      IN WITNESS WHEREOF, Nuveen Floating Rate Income Fund has caused this
Statement to be signed on December   , 2013 in its name and on its behalf by a
duly authorized officer. The Declaration is on file with the Secretary of The Commonwealth of Massachusetts, and the said officer of the Fund has executed this Statement as an officer and not individually, and the obligations and rights set forth in this Statement are not binding upon any such officer, or the trustees of the Fund or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.

                                     NUVEEN FLOATING RATE INCOME FUND

                                     By:
                                          ------------------------------------

                                          Name:   Kevin J. McCarthy
                                          Title:  Vice President and Secretary

    [Signature Page to the Statement Establishing and Fixing the Rights and
              Preferences of Variable Rate Term Preferred Shares]

                                                                     APPENDIX A

                       NUVEEN FLOATING RATE INCOME FUND

                VARIABLE RATE TERM PREFERRED SHARES, SERIES C-1

             Preliminary Statement and Incorporation By Reference

      This Appendix establishes a Series of Variable Rate Term Preferred Shares of Nuveen Floating Rate Income Fund. Except as set forth below, this Appendix incorporates by reference the terms set forth with respect to all Series of such Variable Rate Term Preferred Shares in that "Statement Establishing and Fixing the Rights and Preferences of Variable Rate Term Preferred Shares" dated December 27, 2013 (the "Statement"). This Appendix has been adopted by resolution of the Board of Trustees of Nuveen Floating Rate Income Fund. Capitalized terms used herein but not defined herein have the respective meanings therefor set forth in the Statement.

Section 1.    Designation as to Series.

      Variable Rate Term Preferred Shares, Series C-1: Subject to Section 2.17(e)(ii) as set forth in this Appendix, a series of up to two thousand and five hundred (2,500) Preferred Shares, par value $0.01 per share, liquidation preference $100,000 per share, classified as Variable Rate Term Preferred Shares is hereby designated as the "Variable Rate Term Preferred Shares, Series C-1" (the "Series C-1 VRTP Shares"). Each Series C-1 VRTP Share shall have such preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by this Appendix), as are set forth in this Appendix A. The Series C-1 VRTP Shares shall constitute a separate series of Preferred Shares and of the Variable Rate Term Preferred Shares and each Series C-1 VRTP Share shall be identical. The following terms and conditions shall apply solely to the Series C-1 VRTP Shares:

Section 2.    Number of Authorized Shares of Series.

      The number of authorized Series C-1 VRTP Shares at any time is two thousand and five hundred (2,500).

Section 3.    Date of Original Issue with respect to Series.

      The Date of Original Issue for each Series C-1 VRTP Share will be deemed to be the date that such VRTP Share is issued, or, in the case of a Series C-1 VRTP Share issued in exchange for a VRTP Share of any other Series, the date that the Series C-1 VRTP Share is exchanged for the VRTP Share of such other such Series.

Section 4.    Liquidation Preference Applicable to Series.

      The Liquidation Preference is $100,000.00 per share.

Section 5.    Term Redemption Date Applicable to Series.

      The Term Redemption Date is February 1, 2017, subject to extension pursuant to Section 2.5(a) of the Statement.

Section 6.    Dividend Payment Date Applicable to Series.

      The Dividend Payment Date is the date that is two (2) Business Days after the last calendar day of each Dividend Period, provided that all accumulated but unpaid dividends on any Series C-1 VRTP Share that has been transferred by CHARTA shall be payable to CHARTA on the second Business Day after the related Transfer and Exchange Date and no dividends shall be deemed to be accumulated or to be payable on the VRTP Shares issued in exchange for the Series C-1 VRTP Shares so transferred.

Section 7.    Liquidity Account Initial Date Applicable to Series.

      The Liquidity Account Initial Date is August 1, 2016 or, if applicable, the date that is six months prior to the Term Redemption Date as extended pursuant to Section 2.5(a) of the Statement or, in each case, if such date is not a Business Day, the Business Day immediately preceding such date.

Section 8.    Amendments to Certain Definitions Applicable to the Series.

      Not applicable.

Section 9.    Additional Definitions Applicable to the Series.

      The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

      "Dividend Period" means, with respect to each Outstanding Series C-1 VRTP Share, in the case of the first Dividend Period following the Date of Original Issue of such Series C-1 VRTP Share, the period beginning on and including such Date of Original Issue for such Series and ending on and including the last calendar day of the month in which such Date of Original Issue occurs, and for each subsequent Dividend Period, the period beginning on and including the first calendar day of the month following the month in which the previous Dividend Period ended and ending on and including the last calendar day of such month or, if earlier, the Redemption Date for such Series C-1 VRTP Share.

      "Index Rate" means, for each day during a Dividend Period and solely with respect to any Series C-1 VRTP Share Outstanding on such day, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by CHARTA from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those commercial paper notes issued by CHARTA that are allocated, in whole or in part, by the Agent (on behalf of CHARTA) to fund or maintain the investment by CHARTA in the Series C-1 VRTP Shares Outstanding on such day, as determined by the Agent (on behalf of CHARTA) and reported to the Fund, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such commercial paper notes, to the extent such commissions are allocated, in whole or in part, to such commercial paper notes by the Agent (on behalf of CHARTA); provided, however, that if any component of such rate is a discount rate, in calculating the "Index Rate" for such day, the Agent shall for such component use the rate resulting from converting such discount rate to an equivalent interest rate per annum.

      "Optional Redemption Premium" means with respect to each Series C-1 VRTP Share to be redeemed an amount equal to:

      (A) If the Optional Redemption Date for such Series C-1 VRTP Share occurs prior to February 1, 2015, the product of (i) 1.25% and (ii) the Liquidation Preference for such VRTP Share; or

      (B) If the Optional Redemption Date for such Series C-1 VRTP Share occurs on or after February 1, 2015, none.

      "Rate Determination Date" means with respect to any Series C-1 VRTP Share, each Business Day during a Dividend Period.

      "Transfer and Exchange Date" means, with respect to any Series C-1 VRTP Share transferred by CHARTA, the settlement date for the transfer and exchange of such VRTP Share.

Section 10.   Additional Terms of VRTP Shares Applicable to the Series.

      The following provisions are applicable to the Series C-1 VRTP Shares:

      (a) Reporting of Index Rate and Dividend Rate

      With respect to any Outstanding Series C-1 VRTP Share, the Agent shall determine in accordance with the terms hereof the applicable Dividend Rate for such Series for each day in a Dividend Period and shall provide notice thereof to the Fund and the Redemption and Paying Agent by 3:00 p.m. (New York City time) on such day. Such notice shall set forth the Index Rate and the Applicable Spread (which may be the Applicable Spread for the Increased Rate, if applicable) used in connection with the calculation of the Dividend Rate for such Series for each such day. Each determination of the Dividend Rate for such Series by the Agent shall be conclusive and binding for all purposes on the Fund, absent manifest error. In the event the Agent does not report the Dividend Rate for a day in a Dividend Period by 3:00 p.m. on such day, the Dividend Rate from the immediately preceding day shall be used.

      (b) Additional Increased Rate Events and Additional Mandatory Redemption Events

             (i) The Fund, the Conduit Purchasers, Citibank and the Agent, as parties to the Purchase Agreement, have agreed among themselves that the Fund will pay, unless consented to or waived by the Majority of Owners, the Increased Rate on Series C-1 VRTP Shares, in the event that certain events set forth in Annex 1 to the Purchase Agreement ("Annex 1") attached to the Statement occur, subject to the terms and conditions of Annex 1.

             (ii) The Fund, the Conduit Purchasers, Citibank and the Agent, as parties to the Purchase Agreement, have agreed among themselves that the Fund will redeem all or a portion of the Series C-1 VRTP Shares at the Mandatory Redemption Price, in the event that certain events set forth in Annex 1 attached to the Statement occur, without the affirmative consent or waiver of the Majority of Owners, subject to the terms and conditions of Annex 1.

             (iii) Annex 1 is not a part of the Statement or this Appendix and is being attached to the Statement solely for informational purposes. The Board of Trustees is authorized to cause the Fund to pay the Increased Rate on Series C-1 VRTP Shares, and to redeem all of a portion of such VRTP Shares at the Mandatory Redemption Price, if the terms and conditions of Annex 1 so provide.

Section 11.  Amendments to Terms of VRTP Shares Applicable to the Series.

      (a) Section 2.17 of the Statement is hereby amended with respect to Series C-1 VRTP Shares solely to add the following provisions:

      2.17   Transfers and Exchanges.

             (c)    Transfers to Persons Other Than Conduit Purchasers

      Any transfer of Series C-1 VRTP Shares by CHARTA to any Person that
(x) is not a Conduit Purchaser and (y) is a member bank of the Federal Reserve System (or any successor) (or is otherwise subject to Regulation D of the Board of Governors of the Federal Reserve System) shall result in such Series C-1 VRTP Shares being exchanged for an equal number of Series L-1 VRTP Shares. The Series L-1 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by Appendix E), as are set forth in Appendix E.

      Any transfer of Series C-1 VRTP Shares by CHARTA to any Person that
(x) is not a Conduit Purchaser and (y) is not a member bank of the Federal Reserve System (or any successor) (or is not otherwise subject to Regulation D of the Board of Governors of the Federal Reserve System) shall result in such Series C-1 VRTP Shares being exchanged for an equal number of Series L-2 VRTP Shares. The Series L-2 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by Appendix F), as are set forth in Appendix F.

             (d)    Transfers to Other Conduit Purchasers

      Any transfer of Series C-1 VRTP Shares by CHARTA to CAFCO shall result in such Series C-1 VRTP Shares being exchanged for an equal number of Series C-2 VRTP Shares. The Series C-2 VRTP Shares shall have the same preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by Appendix B), as are set forth in Appendix B.

      Any transfer of Series C-1 VRTP Shares by CHARTA to CIESCO shall result in such Series C-1 VRTP Shares being exchanged for an equal number of Series C-3 VRTP Shares. The Series C-3 VRTP Shares shall have the same preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by Appendix C), as are set forth in Appendix C.

      Any transfer of Series C-1 VRTP Shares by CHARTA to CRC shall result in such Series C-1 VRTP Shares being exchanged for an equal number of Series C-4 VRTP Shares. The Series C-4 VRTP Shares shall have the same preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by Appendix D), as are set forth in Appendix D.

             (e)    Transfers and Exchanges In General

                     (i) Any transfer of Series C-1 VRTP Shares by CHARTA shall require delivery of a written notice to the Fund and the Redemption and Paying Agent by CHARTA (which may be given at or prior to 11:00 a.m. (New York City time) on the related Transfer and Exchange Date) providing the Transfer and Exchange Date, the transferee, the amount of Series C-1 VRTP Shares being transferred and the amount and applicable Series of VRTP Shares being exchanged for such Series C-1 VRTP Shares.

                     (ii) As of any Transfer and Exchange Date, without any requirement for any further approval by the Board of Trustees or any other Person (but subject to the transfer restrictions set forth in Section 2.17(a) of the Statement), the Fund shall cancel and reduce the Outstanding number of Series C-1 VRTP Shares in an amount equal to the corresponding number of other Series of VRTP Shares exchanged for Series C-1 VRTP Shares on such Transfer and Exchange Date, provided that, subject to Section 2.8 of the Statement, the aggregate number of Series C-1 VRTP Shares Outstanding at any time shall not exceed one thousand three hundred and ninety (1,390) minus the aggregate number of VRTP Shares of each other Specified Series Outstanding at such time. As of the settlement date for the transfer of any other Series of VRTP Shares to CHARTA, without any requirement for any further approval by the Board of Trustees or any other Person, the Fund issue Series C-1 VRTP Shares in an amount equal to the corresponding number of other Series of VRTP Shares being exchanged for Series C-1 VRTP Shares, provided that subject to
  Section 2.8 of the Statement, the aggregate number of Series C-1 VRTP Shares Outstanding at any time shall not exceed one thousand three hundred and ninety (1,390) minus the aggregate number of VRTP Shares of each other Specified Series Outstanding at such time and provided further that the aggregate number of VRTP Shares Outstanding at any time shall not exceed one thousand three hundred and ninety (1,390).

                     (iii) Notwithstanding anything to the contrary in the Statement or in any Appendix, accumulated but unpaid dividends on any Series C-1 VRTP Shares that have been exchanged for any other Specified Series of VRTP Shares shall be payable by the Fund to CHARTA on the second Business Day after the related Transfer and Exchange Date notwithstanding that such Series C-1 VRTP Shares have been cancelled pursuant to Section 2.17(e)(ii) hereof.

                     (iv) If the VRTP Shares of the Specified Series are required to be redeemed pursuant to the Statement or any Appendix, the Fund shall only be required to redeem Outstanding VRTP Shares of the Specified Series. If the Outstanding VRTP Shares of any Specified Series are redeemed, the permitted maximum aggregate number of Outstanding VRTP Shares of all Specified Series shall be deemed reduced by the same number of VRTP Shares being redeemed. For the avoidance of doubt, a transfer and exchange of VRTP Shares pursuant to this Section 2.17 shall not be deemed to be a redemption under the Statement.

                           [Signature page follows.]

      IN WITNESS WHEREOF, Nuveen Floating Rate Income Fund has caused this
Appendix to be signed on December   , 2013 in its name and on its behalf by a
duly authorized officer. The Declaration is on file with the Secretary of The Commonwealth of Massachusetts, and the said officer of the Fund has executed this Statement as an officer and not individually, and the obligations and rights set forth in this Statement are not binding upon any such officer, or the trustees of the Fund or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.

                                     NUVEEN FLOATING RATE INCOME FUND

                                     By:  -----------------------------------

                                          Name:   Kevin J. McCarthy
                                          Title:  Vice President and Secretary

    [Signature Page to the Appendix Establishing and Fixing the Rights and
        Preferences of Series C-1 Variable Rate Term Preferred Shares]

                                                                     APPENDIX B

                       NUVEEN FLOATING RATE INCOME FUND

                VARIABLE RATE TERM PREFERRED SHARES, SERIES C-2

             Preliminary Statement and Incorporation By Reference

      This Appendix establishes a Series of Variable Rate Term Preferred Shares of Nuveen Floating Rate Income Fund. Except as set forth below, this Appendix incorporates by reference the terms set forth with respect to all Series of such Variable Rate Term Preferred Shares in that "Statement Establishing and Fixing the Rights and Preferences of Variable Rate Term Preferred Shares" dated December 27, 2013 (the "Statement"). This Appendix has been adopted by resolution of the Board of Trustees of Nuveen Floating Rate Income Fund. Capitalized terms used herein but not defined herein have the respective meanings therefor set forth in the Statement.

Section 1.   Designation as to Series.

      Variable Rate Term Preferred Shares, Series C-2: Subject to
Section 2.17(e)(ii) as set forth in this Appendix, a series of up to two thousand and five hundred (2,500) Preferred Shares, par value $0.01 per share, liquidation preference $100,000 per share, classified as Variable Rate Term Preferred Shares is hereby designated as the "Variable Rate Term Preferred Shares, Series C-2" (the "Series C-2 VRTP Shares"). Each Series C-2 VRTP Share shall have such preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by this Appendix), as are set forth in this Appendix B. The Series C-2 VRTP Shares shall constitute a separate series of Preferred Shares and of the Variable Rate Term Preferred Shares and each Series C-2 VRTP Share shall be identical. The following terms and conditions shall apply solely to the Series C-2 VRTP Shares:

Section 2.   Number of Authorized Shares of Series.

      The number of authorized Series C-2 VRTP Shares at any time is two thousand and five hundred (2,500).

Section 3.   Date of Original Issue with respect to Series.

      The Date of Original Issue for each Series C-2 VRTP Share will be deemed to be the date that such VRTP Share is issued, or, in the case of a Series C-2 VRTP Share issued in exchange for a VRTP Share of any other Series, the date that the Series C-2 VRTP Share is exchanged for the VRTP Share of such other such Series.

Section 4.   Liquidation Preference Applicable to Series.

      The Liquidation Preference is $100,000.00 per share.

Section 5.    Term Redemption Date Applicable to Series.

      The Term Redemption Date is February 1, 2017, subject to extension pursuant to Section 2.5(a) of the Statement.

Section 6.    Dividend Payment Date Applicable to Series.

      The Dividend Payment Date is the date that is two (2) Business Days after the last calendar day of each Dividend Period, provided that all accumulated but unpaid dividends on any Series C-2 VRTP Share that has been transferred by CAFCO shall be payable to CAFCO on the second Business Day after the related Transfer and Exchange Date and no dividends shall be deemed to be accumulated or to be payable on the VRTP Shares issued in exchange for the Series C-2 VRTP Shares so transferred.

Section 7.    Liquidity Account Initial Date Applicable to Series.

      The Liquidity Account Initial Date is August 1, 2016 or, if applicable, the date that is six months prior to the Term Redemption Date as extended pursuant to Section 2.5(a) of the Statement or, in each case, if such date is not a Business Day, the Business Day immediately preceding such date.

Section 8.    Amendments to Certain Definitions Applicable to the Series.

      Not applicable.

Section 9.    Additional Definitions Applicable to the Series.

      The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

      "Dividend Period" means, with respect to each Outstanding Series C-2 VRTP Share, in the case of the first Dividend Period following the Date of Original Issue of such Series C-2 VRTP Share, the period beginning on and including such Date of Original Issue for such Series and ending on and including the last calendar day of the month in which such Date of Original Issue occurs, and for each subsequent Dividend Period, the period beginning on and including the first calendar day of the month following the month in which the previous Dividend Period ended and ending on and including the last calendar day of such month or, if earlier, the Redemption Date for such Series C-2 VRTP Share.

      "Index Rate" means, for each day during a Dividend Period and solely with respect to any Series C-2 VRTP Share Outstanding on such day, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by CAFCO from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those commercial paper notes issued by CAFCO that are allocated, in whole or in part, by the Agent (on behalf of CAFCO) to fund or maintain the investment by CAFCO in the Series C-2 VRTP Shares Outstanding on such day, as determined by the Agent (on behalf of CAFCO) and reported to the Fund, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such commercial paper notes, to the extent such commissions are allocated, in whole or in part, to such commercial paper notes by the Agent (on behalf of CAFCO); provided, however, that if any component of such rate is a discount rate, in calculating the "Index Rate" for such day, the Agent shall for such component use the rate resulting from converting such discount rate to an equivalent interest rate per annum.

      "Optional Redemption Premium" means with respect to each Series C-2 VRTP Share to be redeemed an amount equal to:

      (A) If the Optional Redemption Date for such Series C-2 VRTP Share occurs prior to February 1, 2015, the product of (i) 1.25% and (ii) the Liquidation Preference for such VRTP Share; or

      (B) If the Optional Redemption Date for such Series C-2 VRTP Share occurs on or after February 1, 2015, none.

      "Rate Determination Date" means with respect to any Series C-2 VRTP Share, each Business Day during a Dividend Period.

      "Transfer and Exchange Date" means, with respect to any Series C-2 VRTP Share transferred by CAFCO, the settlement date for the transfer and exchange of such VRTP Share.

Section 10.    Additional Terms of VRTP Shares Applicable to the Series.

      The following provisions are applicable to the Series C-2 VRTP Shares:

      (a) Reporting of Index Rate and Dividend Rate

      With respect to any Outstanding Series C-2 VRTP Share, the Agent shall determine in accordance with the terms hereof the applicable Dividend Rate for such Series for each day in a Dividend Period and shall provide notice thereof to the Fund and the Redemption and Paying Agent by 3:00 p.m. (New York City time) on such day. Such notice shall set forth the Index Rate and the Applicable Spread (which may be the Applicable Spread for the Increased Rate, if applicable) used in connection with the calculation of the Dividend Rate for such Series for each such day. Each determination of the Dividend Rate for such Series by the Agent shall be conclusive and binding for all purposes on the Fund, absent manifest error. In the event the Agent does not report the Dividend Rate for a day in a Dividend Period by 3:00 p.m. on such day, the Dividend Rate from the immediately preceding day shall be used.

      (b) Additional Increased Rate Events and Additional Mandatory Redemption Events

             (i) The Fund, the Conduit Purchasers, Citibank and the Agent, as parties to the Purchase Agreement, have agreed among themselves that the Fund will pay, unless consented to or waived by the Majority of Owners, the Increased Rate on Series C-2 VRTP Shares, in the event that certain events set forth in Annex 1 to the Purchase Agreement ("Annex 1") attached to the Statement occur, subject to the terms and conditions of Annex 1.

             (ii) The Fund, the Conduit Purchasers, Citibank and the Agent, as parties to the Purchase Agreement, have agreed among themselves that the Fund will redeem all or a portion of the Series C-2 VRTP Shares at the Mandatory Redemption Price, in the event that certain events set forth in Annex 1 attached to the Statement occur, without the affirmative consent or waiver of the Majority of Owners, subject to the terms and conditions of Annex 1.

             (iii) Annex 1 is not a part of the Statement or this Appendix and is being attached to the Statement solely for informational purposes. The Board of Trustees is authorized to cause the Fund to pay the Increased Rate on Series C-2 VRTP Shares, and to redeem all of a portion of such VRTP Shares at the Mandatory Redemption Price, if the terms and conditions of Annex 1 so provide.

Section 11.    Amendments to Terms of VRTP Shares Applicable to the Series.

      (a) Section 2.17 of the Statement is hereby amended with respect to Series C-2 VRTP Shares solely to add the following provisions:

      2.17   Transfers and Exchanges.

             (c)    Transfers to Persons Other Than Conduit Purchasers

      Any transfer of Series C-2 VRTP Shares by CAFCO to any Person that (x) is not a Conduit Purchaser and (y) is a member bank of the Federal Reserve System (or any successor) (or is otherwise subject to Regulation D of the Board of Governors of the Federal Reserve System) shall result in such Series C-2 VRTP Shares being exchanged for an equal number of Series L-1 VRTP Shares. The Series L-1 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by Appendix E), as are set forth in Appendix E.

      Any transfer of Series C-2 VRTP Shares by CAFCO to any Person that (x) is not a Conduit Purchaser and (y) is not a member bank of the Federal Reserve System (or any successor) (or is not otherwise subject to Regulation D of the Board of Governors of the Federal Reserve System) shall result in such Series C-2 VRTP Shares being exchanged for an equal number of Series L-2 VRTP Shares. The Series L-2 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by Appendix F), as are set forth in Appendix F.

             (d)    Transfers to Other Conduit Purchasers

      Any transfer of Series C-2 VRTP Shares by CAFCO to CHARTA shall result in such Series C-2 VRTP Shares being exchanged for an equal number of Series C-1 VRTP Shares. The Series C-1 VRTP Shares shall have the same preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by Appendix A), as are set forth in Appendix A.

      Any transfer of Series C-2 VRTP Shares by CAFCO to CIESCO shall result in such Series C-2 VRTP Shares being exchanged for an equal number of Series C-3 VRTP Shares. The Series C-3 VRTP Shares shall have the same preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by Appendix C), as are set forth in Appendix C.

      Any transfer of Series C-2 VRTP Shares by CAFCO to CRC shall result in such Series C-2 VRTP Shares being exchanged for an equal number of Series C-4 VRTP Shares. The Series C-4 VRTP Shares shall have the same preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by Appendix D), as are set forth in Appendix D.

             (e)    Transfers and Exchanges In General

                   (i) Any transfer of Series C-2 VRTP Shares by CAFCO shall require delivery of a written notice to the Fund and the Redemption and Paying Agent by CAFCO (which may be given at or prior to 11:00 a.m. (New York City time) on the related Transfer and Exchange Date) providing the Transfer and Exchange Date, the transferee, the amount of Series C-2 VRTP Shares being transferred and the amount and applicable Series of VRTP Shares being exchanged for such Series C-2 VRTP Shares.

                   (ii) As of any Transfer and Exchange Date, without any requirement for any further approval by the Board of Trustees or any other Person (but subject to the transfer restrictions set forth in Section 2.17(a) of the Statement), the Fund shall cancel and reduce the Outstanding number of Series C-2 VRTP Shares in an amount equal to the corresponding number of other Series of VRTP Shares exchanged for Series C-2 VRTP Shares on such Transfer and Exchange Date, provided that the aggregate number of VRTP Shares Outstanding at any time shall not exceed one thousand three hundred and ninety (1,390) minus the aggregate number of VRTP Shares of each other Specified Series Outstanding at such time. As of the settlement date for the transfer of any other Series of VRTP Shares to CAFCO, without any requirement for any further approval by the Board of Trustees or any other Person, the Fund shall issue Series C-2 VRTP Shares in an amount equal to the corresponding number of other Series of VRTP Shares being exchanged for Series C-2 VRTP Shares, provided that the aggregate number of Series C-2 VRTP Shares Outstanding at any time shall not exceed one thousand three hundred and ninety (1,390) minus the aggregate number of VRTP Shares of each other Specified Series Outstanding at such time and provided further that the aggregate number of VRTP Shares Outstanding at any time shall not exceed one thousand three hundred and ninety (1,390).

                   (iii) Notwithstanding anything to the contrary in the Statement or in any Appendix, accumulated but unpaid dividends on any Series C-2 VRTP Shares that have been exchanged for any other Specified Series of VRTP Shares shall be payable by the Fund to CAFCO on the second Business Day after the related Transfer and Exchange Date notwithstanding that such Series C-2 VRTP Shares have been cancelled pursuant to Section 2.17(e)(ii) hereof.

                   (iv) If the VRTP Shares of the Specified Series are required to be redeemed pursuant to the Statement or any Appendix, the Fund shall only be required to redeem Outstanding VRTP Shares of the Specified Series. If the Outstanding VRTP Shares of any Specified Series are redeemed, the permitted maximum aggregate number of Outstanding VRTP Shares of all Specified Series shall be deemed reduced by the same number of VRTP Shares being redeemed. For the avoidance of doubt, a transfer and exchange of VRTP Shares pursuant to this Section 2.17 shall not be deemed to be a redemption under the Statement.

                           [Signature page follows.]

      IN WITNESS WHEREOF, Nuveen Floating Rate Income Fund has caused this
Appendix to be signed on December   , 2013 in its name and on its behalf by a
duly authorized officer. The Declaration is on file with the Secretary of The Commonwealth of Massachusetts, and the said officer of the Fund has executed this Statement as an officer and not individually, and the obligations and rights set forth in this Statement are not binding upon any such officer, or the trustees of the Fund or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.

                                     NUVEEN FLOATING RATE INCOME FUND

                                     By:  -----------------------------------

                                          Name:   Kevin J. McCarthy
                                          Title:  Vice President and Secretary

    [Signature Page to the Appendix Establishing and Fixing the Rights and
        Preferences of Series C-2 Variable Rate Term Preferred Shares]

                                                                     APPENDIX C

                       NUVEEN FLOATING RATE INCOME FUND

                VARIABLE RATE TERM PREFERRED SHARES, SERIES C-3

             Preliminary Statement and Incorporation By Reference

      This Appendix establishes a Series of Variable Rate Term Preferred Shares of Nuveen Floating Rate Income Fund. Except as set forth below, this Appendix incorporates by reference the terms set forth with respect to all Series of such Variable Rate Term Preferred Shares in that "Statement Establishing and Fixing the Rights and Preferences of Variable Rate Term Preferred Shares" dated December 27, 2013 (the "Statement"). This Appendix has been adopted by resolution of the Board of Trustees of Nuveen Floating Rate Income Fund. Capitalized terms used herein but not defined herein have the respective meanings therefor set forth in the Statement.

Section 1.    Designation as to Series.

      Variable Rate Term Preferred Shares, Series C-3: Subject to
Section 2.17(e)(ii) as set forth in this Appendix, a series of up to two thousand and five hundred (2,500) Preferred Shares, par value $0.01 per share, liquidation preference $100,000 per share, classified as Variable Rate Term Preferred Shares is hereby designated as the "Variable Rate Term Preferred Shares, Series C-3" (the "Series C-3 VRTP Shares"). Each Series C-3 VRTP Share shall have such preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by this Appendix), as are set forth in this Appendix C. The Series C-3 VRTP Shares shall constitute a separate series of Preferred Shares and of the Variable Rate Term Preferred Shares and each Series C-3 VRTP Share shall be identical. The following terms and conditions shall apply solely to the Series C-3 VRTP Shares:

Section 2.    Number of Authorized Shares of Series.

      The number of authorized Series C-3 VRTP Shares at any time is two thousand and five hundred (2,500).

Section 3.    Date of Original Issue with respect to Series.

      The Date of Original Issue for each Series C-3 VRTP Share will be deemed to be the date that such VRTP Share is issued, or, in the case of a Series C-3 VRTP Share issued in exchange for a VRTP Share of any other Series, the date that the Series C-3 VRTP Share is exchanged for the VRTP Share of such other such Series.

Section 4.    Liquidation Preference Applicable to Series.

      The Liquidation Preference is $100,000.00 per share.

Section 5.    Term Redemption Date Applicable to Series.

      The Term Redemption Date is February 1, 2017, subject to extension pursuant to Section 2.5(a) of the Statement.

Section 6.    Dividend Payment Date Applicable to Series.

      The Dividend Payment Date is the date that is two (2) Business Days after the last calendar day of each Dividend Period, provided that all accumulated but unpaid dividends on any Series C-3 VRTP Share that has been transferred by CIESCO shall be payable to CIESCO on the second Business Day after the related Transfer and Exchange Date and no dividends shall be deemed to be accumulated or to be payable on the VRTP Shares issued in exchange for the Series C-3 VRTP Shares so transferred.

Section 7.    Liquidity Account Initial Date Applicable to Series.

      The Liquidity Account Initial Date is August 1, 2016 or, if applicable, the date that is six months prior to the Term Redemption Date as extended pursuant to Section 2.5(a) of the Statement or, in each case, if such date is not a Business Day, the Business Day immediately preceding such date.

Section 8.    Amendments to Certain Definitions Applicable to the Series.

      Not applicable.

Section 9.    Additional Definitions Applicable to the Series.

      The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

      "Dividend Period" means, with respect to each Outstanding Series C-3 VRTP Share, in the case of the first Dividend Period following the Date of Original Issue of such Series C-3 VRTP Share, the period beginning on and including such Date of Original Issue for such Series and ending on and including the last calendar day of the month in which such Date of Original Issue occurs, and for each subsequent Dividend Period, the period beginning on and including the first calendar day of the month following the month in which the previous Dividend Period ended and ending on and including the last calendar day of such month or, if earlier, the Redemption Date for such Series C-3 VRTP Share.

      "Index Rate" means, for each day during a Dividend Period and solely with respect to any Series C-3 VRTP Share Outstanding on such day, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by CIESCO from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those commercial paper notes issued by CIESCO that are allocated, in whole or in part, by the Agent (on behalf of CIESCO) to fund or maintain the investment by CIESCO in the Series C-3 VRTP Shares Outstanding on such day, as determined by the Agent (on behalf of CIESCO) and reported to the Fund, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such commercial paper notes, to the extent such commissions are allocated, in whole or in part, to such commercial paper notes by the Agent (on behalf of CIESCO); provided, however, that if any component of such rate is a discount rate, in calculating the "Index Rate" for such day, the Agent shall for such component use the rate resulting from converting such discount rate to an equivalent interest rate per annum.

      "Optional Redemption Premium" means with respect to each Series C-3 VRTP Share to be redeemed an amount equal to:

      (A) If the Optional Redemption Date for such Series C-3 VRTP Share occurs prior to February 1, 2015, the product of (i) 1.25% and (ii) the Liquidation Preference for such VRTP Share; or

      (B) If the Optional Redemption Date for such Series C-3 VRTP Share occurs on or after February 1, 2015, none.

      "Rate Determination Date" means with respect to any Series C-3 VRTP Share, each Business Day during a Dividend Period.

      "Transfer and Exchange Date" means, with respect to any Series C-3 VRTP Share transferred by CIESCO, the settlement date for the transfer and exchange of such VRTP Share.

Section 10.    Additional Terms of VRTP Shares Applicable to the Series.

      The following provisions are applicable to the Series C-3 VRTP Shares:

      (a) Reporting of Index Rate and Dividend Rate

      With respect to any Outstanding Series C-3 VRTP Share, the Agent shall determine in accordance with the terms hereof the applicable Dividend Rate for such Series for each day in a Dividend Period and shall provide notice thereof to the Fund and the Redemption and Paying Agent by 3:00 p.m. (New York City time) on such day. Such notice shall set forth the Index Rate and the Applicable Spread (which may be the Applicable Spread for the Increased Rate, if applicable) used in connection with the calculation of the Dividend Rate for such Series for each such day. Each determination of the Dividend Rate for such Series by the Agent shall be conclusive and binding for all purposes on the Fund, absent manifest error. In the event the Agent does not report the Dividend Rate for a day in a Dividend Period by 3:00 p.m. on such day, the Dividend Rate from the immediately preceding day shall be used.

      (b) Additional Increased Rate Events and Additional Mandatory Redemption Events

             (i) The Fund, the Conduit Purchasers, Citibank and the Agent, as parties to the Purchase Agreement, have agreed among themselves that the Fund will pay, unless consented to or waived by the Majority of Owners, the Increased Rate on Series C-3 VRTP Shares, in the event that certain events set forth in Annex 1 to the Purchase Agreement ("Annex 1") attached to the Statement occur, subject to the terms and conditions of Annex 1.

             (ii) The Fund, the Conduit Purchasers, Citibank and the Agent, as parties to the Purchase Agreement, have agreed among themselves that the Fund will redeem all or a portion of the Series C-3 VRTP Shares at the Mandatory Redemption Price, in the event that certain events set forth in Annex 1 attached to the Statement occur, without the affirmative consent or waiver of the Majority of Owners, subject to the terms and conditions of Annex 1.

             (iii) Annex 1 is not a part of the Statement or this Appendix and is being attached to the Statement solely for informational purposes. The Board of Trustees is authorized to cause the Fund to pay the Increased Rate on Series C-3 VRTP Shares, and to redeem all of a portion of such VRTP Shares at the Mandatory Redemption Price, if the terms and conditions of Annex 1 so provide.

Section 11.   Amendments to Terms of VRTP Shares Applicable to the Series.

      (a) Section 2.17 of the Statement is hereby amended with respect to Series C-3 VRTP Shares solely to add the following provisions:

      2.17   Transfers and Exchanges.

             (c)    Transfers to Persons Other Than Conduit Purchasers

      Any transfer of Series C-3 VRTP Shares by CIESCO to any Person that
(x) is not a Conduit Purchaser and (y) is a member bank of the Federal Reserve System (or any successor) (or is otherwise subject to Regulation D of the Board of Governors of the Federal Reserve System) shall result in such Series C-3 VRTP Shares being exchanged for an equal number of Series L-1 VRTP Shares. The Series L-1 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by Appendix E), as are set forth in Appendix E.

      Any transfer of Series C-3 VRTP Shares by CIESCO to any Person that
(x) is not a Conduit Purchaser and (y) is not a member bank of the Federal Reserve System (or any successor) (or is not otherwise subject to Regulation D of the Board of Governors of the Federal Reserve System) shall result in such Series C-3 VRTP Shares being exchanged for an equal number of Series L-2 VRTP Shares. The Series L-2 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by Appendix F), as are set forth in Appendix F.

             (d)    Transfers to Other Conduit Purchasers

      Any transfer of Series C-3 VRTP Shares by CIESCO to CHARTA shall result in such Series C-3 VRTP Shares being exchanged for an equal number of Series C-1 VRTP Shares. The Series C-1 VRTP Shares shall have the same preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by Appendix A), as are set forth in Appendix A.

      Any transfer of Series C-3 VRTP Shares by CIESCO to CAFCO shall result in such Series C-3 VRTP Shares being exchanged for an equal number of Series C-2 VRTP Shares. The Series C-2 VRTP Shares shall have the same preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by Appendix B), as are set forth in Appendix B.

      Any transfer of Series C-3 VRTP Shares by CIESCO to CRC shall result in such Series C-3 VRTP Shares being exchanged for an equal number of Series C-4 VRTP Shares. The Series C-4 VRTP Shares shall have the same preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by Appendix D), as are set forth in Appendix D.

             (e)    Transfers and Exchanges In General

                   (i) Any transfer of Series C-3 VRTP Shares by CIESCO shall require delivery of a written notice to the Fund and the Redemption and Paying Agent by CIESCO (which may be given at or prior to 11:00 a.m. (New York City time) on the related Transfer and Exchange Date) providing the Transfer and Exchange Date, the transferee, the amount of Series C-3 VRTP Shares being transferred and the amount and applicable Series of VRTP Shares being exchanged for such Series C-3 VRTP Shares.

                   (ii) As of any Transfer and Exchange Date, without any requirement for any further approval by the Board of Trustees or any other Person (but subject to the transfer restrictions set forth in Section 2.17(a) of the Statement), the Fund shall cancel and reduce the Outstanding number of Series C-3 VRTP Shares in an amount equal to the corresponding number of other Series of VRTP Shares exchanged for Series C-3 VRTP Shares on such Transfer and Exchange Date, provided that the aggregate number of VRTP Shares Outstanding at any time shall not exceed one thousand three hundred and ninety (1,390) minus the aggregate number of VRTP Shares of each other Specified Series Outstanding at such time. As of the settlement date for the transfer of any other Series of VRTP Shares to CIESCO, without any requirement for any further approval by the Board of Trustees or any other Person, the Fund shall issue Series C-3 VRTP Shares in an amount equal to the corresponding number of other Series of VRTP Shares being exchanged for Series C-3 VRTP Shares, provided that the aggregate number of Series C-3 VRTP Shares Outstanding at any time shall not exceed one thousand three hundred and ninety (1,390) minus the aggregate number of VRTP Shares of each other Specified Series Outstanding at such time and provided further that the aggregate number of VRTP Shares Outstanding at any time shall not exceed one thousand three hundred and ninety (1,390).

                   (iii) Notwithstanding anything to the contrary in the Statement or in any Appendix, accumulated but unpaid dividends on any Series C-3 VRTP Shares that have been exchanged for any other Specified Series of VRTP Shares shall be payable by the Fund to CIESCO on the second Business Day after the related Transfer and Exchange Date notwithstanding that such Series C-3 VRTP Shares have been cancelled pursuant to Section 2.17(e)(ii) hereof.

                   (iv) If the VRTP Shares of the Specified Series are required to be redeemed pursuant to the Statement or any Appendix, the Fund shall only be required to redeem Outstanding VRTP Shares of the Specified Series. If the Outstanding VRTP Shares of any Specified Series are redeemed, the permitted maximum aggregate number of Outstanding VRTP Shares of all Specified Series shall be deemed reduced by the same number of VRTP Shares being redeemed. For the avoidance of doubt, a transfer and exchange of VRTP Shares pursuant to this Section 2.17 shall not be deemed to be a redemption under the Statement.

                           [Signature page follows.]

      IN WITNESS WHEREOF, Nuveen Floating Rate Income Fund has caused this
Appendix to be signed on December   , 2013 in its name and on its behalf by a
duly authorized officer. The Declaration is on file with the Secretary of The Commonwealth of Massachusetts, and the said officer of the Fund has executed this Statement as an officer and not individually, and the obligations and rights set forth in this Statement are not binding upon any such officer, or the trustees of the Fund or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.

                                     NUVEEN FLOATING RATE INCOME FUND

                                     By:
                                          -----------------------------------

                                          Name:   Kevin J. McCarthy
                                          Title:  Vice President and Secretary

    [Signature Page to the Appendix Establishing and Fixing the Rights and
        Preferences of Series C-3 Variable Rate Term Preferred Shares]

                                                                     APPENDIX D

                       NUVEEN FLOATING RATE INCOME FUND

                VARIABLE RATE TERM PREFERRED SHARES, SERIES C-4

             Preliminary Statement and Incorporation By Reference

      This Appendix establishes a Series of Variable Rate Term Preferred Shares of Nuveen Floating Rate Income Fund. Except as set forth below, this Appendix incorporates by reference the terms set forth with respect to all Series of such Variable Rate Term Preferred Shares in that "Statement Establishing and Fixing the Rights and Preferences of Variable Rate Term Preferred Shares" dated December 27, 2013 (the "Statement"). This Appendix has been adopted by resolution of the Board of Trustees of Nuveen Floating Rate Income Fund. Capitalized terms used herein but not defined herein have the respective meanings therefor set forth in the Statement.

Section 1.    Designation as to Series.

      Variable Rate Term Preferred Shares, Series C-4: Subject to
Section 2.17(e)(ii) as set forth in this Appendix, a series of up to two thousand and five hundred (2,500) Preferred Shares, par value $0.01 per share, liquidation preference $100,000 per share, classified as Variable Rate Term Preferred Shares is hereby designated as the "Variable Rate Term Preferred Shares, Series C-4" (the "Series C-4 VRTP Shares"). Each Series C-4 VRTP Share shall have such preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by this Appendix), as are set forth in this Appendix D. The Series C-4 VRTP Shares shall constitute a separate series of Preferred Shares and of the Variable Rate Term Preferred Shares and each Series C-4 VRTP Share shall be identical. The following terms and conditions shall apply solely to the Series C-4 VRTP Shares:

Section 2.    Number of Authorized Shares of Series.

      The number of authorized Series C-4 VRTP Shares at any time is two thousand and five hundred (2,500).

Section 3.    Date of Original Issue with respect to Series.

      The Date of Original Issue for each Series C-4 VRTP Share will be deemed to be the date that such VRTP Share is issued, or, in the case of a Series C-4 VRTP Share issued in exchange for a VRTP Share of any other Series, the date that the Series C-4 VRTP Share is exchanged for the VRTP Share of such other such Series.

Section 4.    Liquidation Preference Applicable to Series.

      The Liquidation Preference is $100,000.00 per share.

Section 5.    Term Redemption Date Applicable to Series.

      The Term Redemption Date is February 1, 2017, subject to extension pursuant to Section 2.5(a) of the Statement.

Section 6.    Dividend Payment Date Applicable to Series.

      The Dividend Payment Date is the date that is two (2) Business Days after the last calendar day of each Dividend Period, provided that all accumulated but unpaid dividends on any Series C-4 VRTP Share that has been transferred by CRC shall be payable to CRC on the second Business Day after the related Transfer and Exchange Date and no dividends shall be deemed to be accumulated or to be payable on the VRTP Shares issued in exchange for the Series C-4 VRTP Shares so transferred.

Section 7.    Liquidity Account Initial Date Applicable to Series.

      The Liquidity Account Initial Date is August 1, 2016 or, if applicable, the date that is six months prior to the Term Redemption Date as extended pursuant to Section 2.5(a) of the Statement or, in each case, if such date is not a Business Day, the Business Day immediately preceding such date.

Section 8.    Amendments to Certain Definitions Applicable to the Series.

      Not applicable.

Section 9.    Additional Definitions Applicable to the Series.

      The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

      "Dividend Period" means, with respect to each Outstanding Series C-4 VRTP Share, in the case of the first Dividend Period following the Date of Original Issue of such Series C-4 VRTP Share, the period beginning on and including such Date of Original Issue for such Series and ending on and including the last calendar day of the month in which such Date of Original Issue occurs, and for each subsequent Dividend Period, the period beginning on and including the first calendar day of the month following the month in which the previous Dividend Period ended and ending on and including the last calendar day of such month or, if earlier, the Redemption Date for such Series C-4 VRTP Share.

      "Index Rate" means, for each day during a Dividend Period and solely with respect to any Series C-4 VRTP Share Outstanding on such day, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by CRC from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those commercial paper notes issued by CRC that are allocated, in whole or in part, by the Agent (on behalf of CRC) to fund or maintain the investment by CRC in the Series C-4 VRTP Shares Outstanding on such day, as determined by the Agent (on behalf of CRC) and reported to the Fund, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such commercial paper notes, to the extent such commissions are allocated, in whole or in part, to such commercial paper notes by the Agent (on behalf of CRC); provided, however, that if any component of such rate is a discount rate, in calculating the "Index Rate" for such day, the Agent shall for such component use the rate resulting from converting such discount rate to an equivalent interest rate per annum.

      "Optional Redemption Premium" means with respect to each Series C-4 VRTP Share to be redeemed an amount equal to:

      (A) If the Optional Redemption Date for such Series C-4 VRTP Share occurs prior to February 1, 2015, the product of (i) 1.25% and (ii) the Liquidation Preference for such VRTP Share; or

      (B) If the Optional Redemption Date for such Series C-4 VRTP Share occurs on or after February 1, 2015, none.

      "Rate Determination Date" means with respect to any Series C-4 VRTP Share, each Business Day during a Dividend Period.

      "Transfer and Exchange Date" means, with respect to any Series C-4 VRTP Share transferred by CRC, the settlement date for the transfer and exchange of such VRTP Share.

Section 10.    Additional Terms of VRTP Shares Applicable to the Series.

      The following provisions are applicable to the Series C-4 VRTP Shares:

      (a) Reporting of Index Rate and Dividend Rate

      With respect to any Outstanding Series C-4 VRTP Share, the Agent shall determine in accordance with the terms hereof the applicable Dividend Rate for such Series for each day in a Dividend Period and shall provide notice thereof to the Fund and the Redemption and Paying Agent by 3:00 p.m. (New York City time) on such day. Such notice shall set forth the Index Rate and the Applicable Spread (which may be the Applicable Spread for the Increased Rate, if applicable) used in connection with the calculation of the Dividend Rate for such Series for each such day. Each determination of the Dividend Rate for such Series by the Agent shall be conclusive and binding for all purposes on the Fund, absent manifest error. In the event the Agent does not report the Dividend Rate for a day in a Dividend Period by 3:00 p.m. on such day, the Dividend Rate from the immediately preceding day shall be used.

      (b) Additional Increased Rate Events and Additional Mandatory Redemption Events

             (i) The Fund, the Conduit Purchasers, Citibank and the Agent, as parties to the Purchase Agreement, have agreed among themselves that the Fund will pay, unless consented to or waived by the Majority of Owners, the Increased Rate on Series C-4 VRTP Shares, in the event that certain events set forth in Annex 1 to the Purchase Agreement ("Annex 1") attached to the Statement occur, subject to the terms and conditions of Annex 1.

             (ii) The Fund, the Conduit Purchasers, Citibank and the Agent, as parties to the Purchase Agreement, have agreed among themselves that the Fund will redeem all or a portion of the Series C-4 VRTP Shares at the Mandatory Redemption Price, in the event that certain events set forth in Annex 1 attached to the Statement occur, without the affirmative consent or waiver of the Majority of Owners, subject to the terms and conditions of Annex 1.

             (iii) Annex 1 is not a part of the Statement or this Appendix and is being attached to the Statement solely for informational purposes. The Board of Trustees is authorized to cause the Fund to pay the Increased Rate on Series C-4 VRTP Shares, and to redeem all of a portion of such VRTP Shares at the Mandatory Redemption Price, if the terms and conditions of Annex 1 so provide.

Section 11.   Amendments to Terms of VRTP Shares Applicable to the Series.

      (a) Section 2.17 of the Statement is hereby amended with respect to Series C-4 VRTP Shares solely to add the following provisions:

      2.17   Transfers and Exchanges.

             (c)    Transfers to Persons Other Than Conduit Purchasers

      Any transfer of Series C-4 VRTP Shares by CRC to any Person that (x) is not a Conduit Purchaser and (y) is a member bank of the Federal Reserve System (or any successor) (or is otherwise subject to Regulation D of the Board of Governors of the Federal Reserve System) shall result in such Series C-4 VRTP Shares being exchanged for an equal number of Series L-1 VRTP Shares. The Series L-1 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by Appendix E), as are set forth in Appendix E.

      Any transfer of Series C-4 VRTP Shares by CRC to any Person that (x) is not a Conduit Purchaser and (y) is not a member bank of the Federal Reserve System (or any successor) (or is not otherwise subject to Regulation D of the Board of Governors of the Federal Reserve System) shall result in such Series C-4 VRTP Shares being exchanged for an equal number of Series L-2 VRTP Shares. The Series L-2 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by Appendix F), as are set forth in Appendix F.

             (d)    Transfers to Other Conduit Purchasers

      Any transfer of Series C-4 VRTP Shares by CRC to CHARTA shall result in such Series C-4 VRTP Shares being exchanged for an equal number of Series C-1 VRTP Shares. The Series C-1 VRTP Shares shall have the same preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by Appendix A), as are set forth in Appendix A.

      Any transfer of Series C-4 VRTP Shares by CRC to CAFCO shall result in such Series C-4 VRTP Shares being exchanged for an equal number of Series C-2 VRTP Shares. The Series C-2 VRTP Shares shall have the same preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by Appendix B), as are set forth in Appendix B.

      Any transfer of Series C-4 VRTP Shares by CRC to CIESCO shall result in such Series C-4 VRTP Shares being exchanged for an equal number of Series C-3 VRTP Shares. The Series C-3 VRTP Shares shall have the same preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by Appendix C), as are set forth in Appendix C.

             (e)    Transfers and Exchanges In General

                   (i) Any transfer of Series C-4 VRTP Shares by CRC shall require delivery of a written notice to the Fund and the Redemption and Paying Agent by CRC (which may be given at or prior to 11:00 a.m. (New York City time) on the related Transfer and Exchange Date) providing the Transfer and Exchange Date, the transferee, the amount of Series C-4 VRTP Shares being transferred and the amount and applicable Series of VRTP Shares being exchanged for such Series C-4 VRTP Shares.

                   (ii) As of any Transfer and Exchange Date, without any requirement for any further approval by the Board of Trustees or any other Person (but subject to the transfer restrictions set forth in Section 2.17(a) of the Statement), the Fund shall cancel and reduce the Outstanding number of Series C-4 VRTP Shares in an amount equal to the corresponding number of other Series of VRTP Shares exchanged for Series C-4 VRTP Shares on such Transfer and Exchange Date, provided that the aggregate number of VRTP Shares Outstanding at any time shall not exceed one thousand three hundred and ninety (1,390) minus the aggregate number of VRTP Shares of each other Specified Series Outstanding at such time. As of the settlement date for the transfer of any other Series of VRTP Shares to CRC, without any requirement for any further approval by the Board of Trustees or any other Person, the Fund shall issue Series C-4 VRTP Shares in an amount equal to the corresponding number of other Series of VRTP Shares being exchanged for Series C-4 VRTP Shares, provided that the aggregate number of Series C-4 VRTP Shares Outstanding at any time shall not exceed one thousand three hundred and ninety (1,390) minus the aggregate number of VRTP Shares of each other Specified Series Outstanding at such time and provided further that the aggregate number of VRTP Shares Outstanding at any time shall not exceed one thousand three hundred and ninety (1,390).

                   (iii) Notwithstanding anything to the contrary in the Statement or in any Appendix, accumulated but unpaid dividends on any Series C-4 VRTP Shares that have been exchanged for any other Specified Series of VRTP Shares shall be payable by the Fund to CRC on the second Business Day after the related Transfer and Exchange Date notwithstanding that such Series C-4 VRTP Shares have been cancelled pursuant to Section 2.17(e)(ii) hereof.

                   (iv) If the VRTP Shares of the Specified Series are required to be redeemed pursuant to the Statement or any Appendix, the Fund shall only be required to redeem Outstanding VRTP Shares of the Specified Series. If the Outstanding VRTP Shares of any Specified Series are redeemed, the permitted maximum aggregate number of Outstanding VRTP Shares of all Specified Series shall be deemed reduced by the same number of VRTP Shares being redeemed. For the avoidance of doubt, a transfer and exchange of VRTP Shares pursuant to this Section 2.17 shall not be deemed to be a redemption under the Statement.

                           [Signature page follows.]

      IN WITNESS WHEREOF, Nuveen Floating Rate Income Fund has caused this
Appendix to be signed on December   , 2013 in its name and on its behalf by a
duly authorized officer. The Declaration is on file with the Secretary of The Commonwealth of Massachusetts, and the said officer of the Fund has executed this Statement as an officer and not individually, and the obligations and rights set forth in this Statement are not binding upon any such officer, or the trustees of the Fund or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.

                                     NUVEEN FLOATING RATE INCOME FUND

                                     By:
                                          -----------------------------------

                                          Name:   Kevin J. McCarthy
                                          Title:  Vice President and Secretary

    [Signature Page to the Appendix Establishing and Fixing the Rights and
        Preferences of Series C-4 Variable Rate Term Preferred Shares]

                                                                     APPENDIX E

                       NUVEEN FLOATING RATE INCOME FUND

                VARIABLE RATE TERM PREFERRED SHARES, SERIES L-1

             Preliminary Statement and Incorporation By Reference

      This Appendix establishes a Series of Variable Rate Term Preferred Shares of Nuveen Floating Rate Income Fund. Except as set forth below, this Appendix incorporates by reference the terms set forth with respect to all Series of such Variable Rate Term Preferred Shares in that "Statement Establishing and Fixing the Rights and Preferences of Variable Rate Term Preferred Shares" dated December 27, 2013 (the "Statement"). This Appendix has been adopted by resolution of the Board of Trustees of Nuveen Floating Rate Income Fund. Capitalized terms used herein but not defined herein have the respective meanings therefor set forth in the Statement.

Section 1.    Designation as to Series.

      Variable Rate Term Preferred Shares, Series L-1: Subject to
Section 2.17(e)(ii) as set forth in this Appendix, a series of up to two thousand and five hundred (2,500) Preferred Shares, par value $0.01 per share, liquidation preference $100,000 per share, classified as Variable Rate Term Preferred Shares is hereby designated as the "Variable Rate Term Preferred Shares, Series L-1" (the "Series L-1 VRTP Shares"). Each Series L-1 VRTP Share shall have such preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by this Appendix), as are set forth in this Appendix E. The Series L-1 VRTP Shares shall constitute a separate series of Preferred Shares and of the Variable Rate Term Preferred Shares and each Series L-1 VRTP Share shall be identical. The following terms and conditions shall apply solely to the Series L-1 VRTP Shares:

Section 2.    Number of Authorized Shares of Series.

      The number of authorized Series L-1 VRTP Shares at any time is two thousand and five hundred (2,500).

Section 3.    Date of Original Issue with respect to Series.

      The Date of Original Issue for each Series L-1 VRTP Share will be deemed to be the date that such VRTP Share is issued, or, in the case of a Series L-1 VRTP Share issued in exchange for a VRTP Share of any other Series, the date that the Series L-1 VRTP Share is exchanged for the VRTP Share of such other such Series.

Section 4.    Liquidation Preference Applicable to Series.

      The Liquidation Preference is $100,000.00 per share.

Section 5.    Term Redemption Date Applicable to Series.

      The Term Redemption Date is February 1, 2017, subject to extension pursuant to Section 2.5(a) of the Statement.

Section 6.    Dividend Payment Date Applicable to Series.

      The Dividend Payment Date is the date that is two (2) Business Days after the end of each Dividend Period, provided that all accumulated but unpaid dividends on any Series L-1 VRTP Share that has been transferred shall be payable to the transferor on the second Business Day after the related Transfer and Exchange Date and no dividends shall be deemed to be accumulated or to be payable on the VRTP Shares issued in exchange for the Series L-1 VRTP Shares so transferred.

Section 7.    Liquidity Account Initial Date Applicable to Series.

      The Liquidity Account Initial Date is August 1, 2016 or, if applicable, the date that is six months prior to the Term Redemption Date as extended pursuant to Section 2.5(a) of the Statement or, in each case, if such date is not a Business Day, the Business Day immediately preceding such date.

Section 8.    Exceptions to Certain Definitions Applicable to the Series.

      The following definitions contained under the heading "Definitions" in the Statement are hereby amended as follows:

      Not applicable.

Section 9.    Additional Definitions Applicable to the Series.

      The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

      "Bank Rate" means, with respect to any Dividend Period, an interest rate per annum equal to the Eurodollar Rate for such Dividend Period; provided, however, in the case of any Dividend Period commencing after the Agent shall have notified the Fund that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any or all of the Holders or Designated Owners of the Series L-1 VRTP Shares to maintain investments in such VRTP Shares at the Eurodollar Rate, the Bank Rate for such Dividend Period shall be an interest rate per annum equal to the Base Rate in effect on the first day of such Dividend Period.

      "Base Rate" means the rate of interest from time to time announced publicly by Citibank at its Principal Office as its base rate. The "Base Rate" is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of Citibank.

      "Dividend Period" means, with respect to each Outstanding Series L-1 VRTP Share, in the case of the first Dividend Period following the Date of Original Issue of such Series L-1 VRTP Share, the period beginning on and including such Date of Original Issue for such Series and ending on and including the last calendar day of the month in which such Date of Original Issue occurs, and for each subsequent Dividend Period, the period beginning on and including the first calendar day of the month following the month in which the previous Dividend Period ended and ending on and including the last calendar day of such month.

      "Eurocurrency Liabilities" shall have the meaning assigned to such term in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time.

      "Eurodollar Rate" means, with respect to any Dividend Period, an interest rate per annum obtained by dividing (a) the rate per annum at which deposits in Dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) on the related Rate Determination Date in an amount substantially equal to the aggregate Liquidation Preference of the Outstanding Series L-1 VRTP Shares on such Rate Determination Date and for a period substantially equal to one month by (b) the amount equal to 1.00 minus the Eurodollar Rate Reserve Percentage (expressed as a decimal) for such Dividend Period.

      "Eurodollar Rate Reserve Percentage" means, with respect to any Dividend Period means the reserve percentage applicable on the related Rate Determination Date under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor)(or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term comparable to such period.

      "Index Rate" means, with respect to each day in a Dividend Period and solely with respect to any Series L-1 VRTP Shares Outstanding on such day, the Bank Rate.

      "Optional Redemption Premium" means with respect to each Series L-1 VRTP Share to be redeemed an amount equal to:

      (A) If the Optional Redemption Date for such Series L-1 VRTP Share occurs prior to February 1, 2015, the product of (i) 1.25% and (ii) the Liquidation Preference for such VRTP Share; or

      (B) If the Optional Redemption Date for such Series L-1 VRTP Share occurs on or after February 1, 2015, none.

      "Principal Office" means the principal office of Citibank presently located at 399 Park Avenue, New York, New York or at such other location as Citibank shall designate in writing to the Fund.

      "Rate Determination Date" means with respect to any Series L-1 VRTP Share, the date which is two (2) Business Days before the first day of such Dividend Period.

      "Transfer and Exchange Date" means, with respect to any Series L-1 VRTP Share being transferred, the settlement date for the transfer and exchange of such VRTP Share.

Section 10.    Additional Terms of VRTP Shares Applicable to the Series.

      The following provisions are applicable to the Series L-1 VRTP Shares:

      (a) Reporting of Index Rate and Dividend Rate

      With respect to any Outstanding Series L-1 VRTP Shares, the Agent shall determine in accordance with the terms hereof the applicable Dividend Rate for such Series for each Dividend Period and shall provide notice thereof to the Fund and the Redemption and Paying Agent by 3:00 p.m. (New York City time) on or prior to the first day of such Dividend Period. Such notice shall set forth the Index Rate and the Applicable Spread (which may be the Applicable Spread for the Increased Rate, if applicable) used in connection with the calculation of the Dividend Rate for such Series for each such day. Each determination of the Dividend Rate for such Series by the Agent shall be conclusive and binding for all purposes on the Fund, absent manifest error. In the event the Agent does not report the Dividend Rate for a day in a Dividend Period by 3:00 p.m.
on such day, the Dividend Rate from the immediately preceding day shall be used.

      (b) Liquidation Fee

      The Fund shall compensate any Designated Owner of the Series L-1 VRTP Shares and any of its Affiliates (each such Person, an "Affected Person"), upon the Agent's written request (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by such Affected Person to lenders of funds borrowed by it to make or carry its investment in such Series L-1 VRTP Shares and any loss sustained by such Affected Person in connection with the re-employment of such funds), which such Affected Person may sustain if any optional redemption of such Series L-1 VRTP Shares under Section 2.5 is not made on the date specified in the related Notice of Redemption or occurs on a date which is not the last day of a Dividend Period.

      (c) Additional Increased Rate Events and Additional Mandatory Redemption Events

             (i) The Fund, the Conduit Purchasers, Citibank and the Agent, as parties to the Purchase Agreement, have agreed among themselves that the Fund will pay, unless consented to or waived by the Majority of Owners, the Increased Rate on Series L-1 VRTP Shares, in the event that certain events set forth in Annex 1 to the Purchase Agreement ("Annex 1") attached to this Statement occur, subject to the terms and conditions of Annex 1.

             (ii) The Fund, the Conduit Purchasers, Citibank and the Agent, as parties to the Purchase Agreement, have agreed among themselves that the Fund will redeem all or a portion of the Series L-1 VRTP Shares at the Mandatory Redemption Price, in the event that certain events set forth in Annex 1 attached to the Statement occur, without the affirmative consent or waiver of the Majority of Owners, subject to the terms and conditions of Annex 1.

      (iii) Annex 1 is not a part of the Statement or this Appendix and is being attached to the Statement solely for informational purposes. The Board of Trustees is authorized to cause the Fund to pay the Increased Rate on Series L-1 VRTP Shares, and to redeem all of a portion of such VRTP Shares at the Mandatory Redemption Price, if the terms and conditions of Annex 1 so provide.

Section 11.   Amendments to Terms of VRTP Shares Applicable to the Series.

             (a) Section 2.17 of the Statement is hereby amended with respect to Series L-1 VRTP Shares solely to add the following provisions:

             2.17    Transfers and Exchanges.

                   (c)    Transfers to Conduit Purchasers

                         (i)    Any transfer of the Series L-1 VRTP Shares to
CHARTA shall result in such Series L-1 VRTP Shares being exchanged for an equal number of Series C-1 VRTP Shares. The Series C-1 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by Appendix A), as are set forth in Appendix A.

                         (ii)    Any transfer of the Series L-1 VRTP Shares to
CAFCO shall result in such Series L-1 VRTP Shares being exchanged for an equal number of Series C-2 VRTP Shares. The Series C-2 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by Appendix B), as are set forth in Appendix B.

                         (iii)    Any transfer of the Series L-1 VRTP Shares to
CIESCO shall result in such Series L-1 VRTP Shares being exchanged for an equal number of Series C-3 VRTP Shares. The Series C-3 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by Appendix C), as are set forth in Appendix C.

                         (iv)    Any transfer of the Series L-1 VRTP Shares to
CRC shall result in such Series L-1 VRTP Shares being exchanged for an equal number of Series C-4 VRTP Shares. The Series C-4 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by Appendix D), as are set forth in Appendix D.

                   (d) Transfers to a Person (other than a Conduit Purchaser) that is not a member bank of the Federal Reserve System

                         (i)    Any transfer of Series L-1 VRTP Shares to any
Person that (x) is not a Conduit Purchaser and (y) is not a member of the Federal Reserve System (or any successor) (or is not otherwise subject to Regulation D of the Board of Governors of the Federal Reserve System) shall result in such Series L-1 VRTP Shares being exchanged for an equal number of Series L-2 VRTP Shares. The Series L-2 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by Appendix F), as are set forth in Appendix F.

                   (e)    Transfers and Exchanges In General

                         (i)    Any transfer of Series L-1 VRTP Shares shall
require delivery of a written notice to the Fund by the applicable transferor (which may be given at or prior to 11:00 a.m. (New York City time) on the related Transfer and Exchange Date) providing the Transfer and Exchange Date, the transferee, the amount of Series L-1 VRTP Shares being transferred and the amount and applicable Series of VRTP Shares being exchanged for such Series L-1 VRTP Shares.

                         (ii)    As of any Transfer and Exchange Date, without
any requirement for any further approval by the Board of Trustees or any other Person (but subject to the transfer restrictions set forth in Section 2.17(a) of the Statement), the Fund shall cancel and reduce the Outstanding number of Series L-1 VRTP Shares in an amount equal to the corresponding number of other Series of VRTP Shares exchanged for Series L-1 VRTP Shares on such Transfer and Exchange Date, provided that the aggregate number of VRTP Shares Outstanding at any time shall not exceed one thousand three hundred and ninety (1,390) minus the aggregate number of VRTP Shares of each other Specified Series Outstanding at such time. As of the settlement date for the transfer of any Series of VRTP Shares other than Series L-1 VRTP Shares to any Person that (x) is not a Conduit Purchaser and (y) is not a member bank of the Federal Reserve System (or any successor) (or is not otherwise subject to Regulation D of the Board of Governors of the Federal Reserve System), without any requirement for any further approval by the Board of Trustees or any other Person, the Fund shall issue Series L-1 VRTP Shares in an amount equal to the corresponding number of other Series of VRTP Shares being exchanged for Series L-1 VRTP Shares, provided that the aggregate number of Series L-1 VRTP Shares Outstanding at any time shall not exceed one thousand three hundred and ninety (1,390) minus the aggregate number of VRTP Shares of each other Specified Series Outstanding at such time and provided further that the aggregate number of VRTP Shares Outstanding at any time shall not exceed one thousand three hundred and ninety (1,390).

                         (iii)    Notwithstanding anything to the contrary in
the Statement or in any Appendix, accumulated but unpaid dividends on any Series L-1 VRTP Shares that have been exchanged for any other Specified Series of VRTP Shares shall be payable by the Fund to the applicable transferor on the second Business Day after the related Transfer and Exchange Date notwithstanding that such Series L-1 VRTP Shares have been cancelled pursuant to Section 2.17(e)(ii) hereof.

                         (iv)    If the VRTP Shares of the Specified Series are
required to be redeemed pursuant to the Statement or any Appendix, the Fund shall only be required to redeem Outstanding VRTP Shares of the Specified Series. If the Outstanding VRTP Shares of any Specified Series are redeemed, the permitted maximum aggregate number of Outstanding VRTP Shares of all Specified Series permitted shall be deemed reduced by the same number of VRTP Shares being redeemed. For the avoidance of doubt, a transfer and exchange of VRTP Shares pursuant to this Section 2.17 shall not be deemed to be a redemption under the Statement.

                           [Signature page follows.]

      IN WITNESS WHEREOF, Nuveen Floating Rate Income Fund has caused this
Appendix to be signed on December   , 2013 in its name and on its behalf by a
duly authorized officer. The Declaration is on file with the Secretary of The Commonwealth of Massachusetts, and the said officer of the Fund has executed this Statement as an officer and not individually, and the obligations and rights set forth in this Statement are not binding upon any such officer, or the trustees of the Fund or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.

                                     NUVEEN FLOATING RATE INCOME FUND

                                     By:
                                          -----------------------------------

                                          Name:   Kevin J. McCarthy
                                          Title:  Vice President and Secretary

    [Signature Page to the Appendix Establishing and Fixing the Rights and
        Preferences of Series L-1 Variable Rate Term Preferred Shares]

                                                                     APPENDIX F

                       NUVEEN FLOATING RATE INCOME FUND

                VARIABLE RATE TERM PREFERRED SHARES, SERIES L-2

             Preliminary Statement and Incorporation By Reference

      This Appendix establishes a Series of Variable Rate Term Preferred Shares of Nuveen Floating Rate Income Fund. Except as set forth below, this Appendix incorporates by reference the terms set forth with respect to all Series of such Variable Rate Term Preferred Shares in that "Statement Establishing and Fixing the Rights and Preferences of Variable Rate Term Preferred Shares" dated December 27, 2013 (the "Statement"). This Appendix has been adopted by resolution of the Board of Trustees of Nuveen Floating Rate Income Fund. Capitalized terms used herein but not defined herein have the respective meanings therefor set forth in the Statement.

Section 1.    Designation as to Series.

      Variable Rate Term Preferred Shares, Series L-2: Subject to
Section 2.17(e)(ii) as set forth in this Appendix, a series of up to two thousand and five hundred (2,500) Preferred Shares, par value $0.01 per share, liquidation preference $100,000 per share, classified as Variable Rate Term Preferred Shares is hereby designated as the "Variable Rate Term Preferred Shares, Series L-2" (the "Series L-2 VRTP Shares"). Each Series L-2 VRTP Share shall have such preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by this Appendix), as are set forth in this Appendix F. The Series L-2 VRTP Shares shall constitute a separate series of Preferred Shares and of the Variable Rate Term Preferred Shares and each Series L-2 VRTP Share shall be identical. The following terms and conditions shall apply solely to the Series L-2 VRTP Shares:

Section 2.    Number of Authorized Shares of Series.

      The number of authorized Series L-2 VRTP Shares at any time is two thousand and five hundred (2,500).

Section 3.    Date of Original Issue with respect to Series.

      The Date of Original Issue for each Series L-2 VRTP Share will be deemed to be the date that such VRTP Share is issued, or, in the case of a Series L-2 VRTP Share issued in exchange for a VRTP Share of any other Series, the date that the Series L-2 VRTP Share is exchanged for the VRTP Share of such other such Series.

Section 4.    Liquidation Preference Applicable to Series.

      The Liquidation Preference is $100,000.00 per share.

Section 5.    Term Redemption Date Applicable to Series.

      The Term Redemption Date is February 1, 2017, subject to extension pursuant to Section 2.5(a) of the Statement.

Section 6.    Dividend Payment Date Applicable to Series.

      The Dividend Payment Date is the date that is two (2) Business Days after the end of each Dividend Period, provided that all accumulated but unpaid dividends on any Series L-2 VRTP Share that has been transferred shall be payable to the transferor on the second Business Day after the related Transfer and Exchange Date and no dividends shall be deemed to be accumulated or to be payable on the VRTP Shares issued in exchange for the Series L-2 VRTP Shares so transferred.

Section 7.    Liquidity Account Initial Date Applicable to Series.

      The Liquidity Account Initial Date is August 1, 2016 or, if applicable, the date that is six months prior to the Term Redemption Date as extended pursuant to Section 2.5(a) of the Statement or, in each case, if such date is not a Business Day, the Business Day immediately preceding such date.

Section 8.    Exceptions to Certain Definitions Applicable to the Series.

      The following definitions contained under the heading "Definitions" in the Statement are hereby amended as follows:

      Not applicable.

Section 9.    Additional Definitions Applicable to the Series.

      The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

      "Bank Rate" means, with respect to any Dividend Period, an interest rate per annum equal to the Eurodollar Rate for such Dividend Period; provided, however, in the case of any Dividend Period commencing after the Agent shall have notified the Fund that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any or all of the Holders or Designated Owners of the Series L-2 VRTP Shares to maintain investments in such VRTP Shares at the Eurodollar Rate, the Bank Rate for such Dividend Period shall be an interest rate per annum equal to the Base Rate in effect on the first day of such Dividend Period.

      "Base Rate" means the rate of interest from time to time announced publicly by Citibank at its Principal Office as its base rate. The "Base Rate" is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of Citibank.

      "Dividend Period" means, with respect to each Outstanding Series L-2 VRTP Share, in the case of the first Dividend Period following the Date of Original Issue of such Series L-2 VRTP Share, the period beginning on and including such Date of Original Issue for such Series and ending on and including the last calendar day of the month in which such Date of Original Issue occurs, and for each subsequent Dividend Period, the period beginning on and including the first calendar day of the month following the month in which the previous Dividend Period ended and ending on and including the last calendar day of such month.

      "Eurodollar Rate" means, with respect to any Dividend Period, an interest rate per annum equal to the rate per annum at which deposits in Dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) on the related Rate Determination Date in an amount substantially equal to the aggregate Liquidation Preference of the Outstanding Series L-2 VRTP Shares on such Rate Determination Date and for a period substantially equal to one month

      "Index Rate" means, with respect to each day in a Dividend Period and solely with respect to any Series L-2 VRTP Shares Outstanding on such day, the Bank Rate.

      "Optional Redemption Premium" means with respect to each Series L-2 VRTP Share to be redeemed an amount equal to:

      (A) If the Optional Redemption Date for such Series L-2 VRTP Share occurs prior to February 1, 2015, the product of (i) 1.25% and (ii) the Liquidation Preference for such VRTP Share; or

      (B) If the Optional Redemption Date for such Series L-2 VRTP Share occurs on or after February 1, 2015, none.

      "Principal Office" means the principal office of Citibank presently located at 399 Park Avenue, New York, New York or at such other location as Citibank shall designate in writing to the Fund.

      "Transfer and Exchange Date" means, with respect to any Series L-2 VRTP Share being transferred, the settlement date for the transfer and exchange of such VRTP Share.

Section 10.    Additional Terms of VRTP Shares Applicable to the Series.

      The following provisions are applicable to the Series L-2 VRTP Shares:

      (a) Reporting of Index Rate and Dividend Rate

      With respect to any Outstanding Series L-2 VRTP Shares, the Agent shall determine in accordance with the terms hereof the applicable Dividend Rate for such Series for each Dividend Period and shall provide notice thereof to the Fund and the Redemption and Paying Agent by 3:00 p.m. (New York City time) on such day. Such notice shall set forth the Index Rate and the Applicable Spread (which may be the Applicable Spread for the Increased Rate, if applicable) used in connection with the calculation of the Dividend Rate for such Series for each such day. Each determination of the Dividend Rate for such Series by the Agent shall be conclusive and binding for all purposes on the Fund, absent manifest error. In the event the Agent does not report the Dividend Rate for a day in a Dividend Period by 3:00 p.m. on such day, the Dividend Rate from the immediately preceding day shall be used.

      (b) Liquidation Fee

      The Fund shall compensate any Designated Owner of the Series L-2 VRTP Shares and any of its Affiliates (each such Person, an "Affected Person"), upon the Agent's written request (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by such Affected Person to lenders of funds borrowed by it to make or carry its investment in such Series L-2 VRTP Shares and any loss sustained by such Affected Person in connection with the re-employment of such funds), which such Affected Person may sustain if any optional redemption of such Series L-2 VRTP Shares under Section 2.5 is not made on the date specified in the related Notice of Redemption or occurs on a date which is not the last day of a Dividend Period.

      (c) Additional Increased Rate Events and Additional Mandatory Redemption Events

             (i) The Fund, the Conduit Purchasers, Citibank and the Agent, as parties to the Purchase Agreement, have agreed among themselves that the Fund will pay, unless consented to or waived by the Majority of Owners, the Increased Rate on Series L-2 VRTP Shares, in the event that certain events set forth in Annex 1 to the Purchase Agreement ("Annex 1") attached to the Statement occur, subject to the terms and conditions of Annex 1.

             (ii) The Fund, the Conduit Purchasers, Citibank and the Agent, as parties to the Purchase Agreement, have agreed among themselves that the Fund will redeem all or a portion of the Series L-2 VRTP Shares at the Mandatory Redemption Price, in the event that certain events set forth in Annex 1 attached to the Statement occur, without the affirmative consent or waiver of the Majority of Owners, subject to the terms and conditions of Annex 1.

             (iii) Annex 1 is not a part of the Statement or this Appendix and is being attached to the Statement solely for informational purposes. The Board of Trustees is authorized to cause the Fund to pay the Increased Rate on Series L-2 VRTP Shares, and to redeem all of a portion of such VRTP Shares at the Mandatory Redemption Price, if the terms and conditions of Annex 1 so provide.

Section 11.    Amendments to Terms of VRTP Shares Applicable to the Series.

             (a) Section 2.17 of the Statement is hereby amended with respect to Series L-2 VRTP Shares solely to add the following provisions:

             2.17   Transfers and Exchanges.

                    (c)    Transfers to Conduit Purchasers

                           (i)    Any transfer of the Series L-2 VRTP Shares to
CHARTA shall result in such Series L-2 VRTP Shares being exchanged for an equal number of Series C-1 VRTP Shares. The Series C-1 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by Appendix A), as are set forth in Appendix A.

                         (ii)    Any transfer of the Series L-2 VRTP Shares to
CAFCO shall result in such Series L-2 VRTP Shares being exchanged for an equal number of Series C-2 VRTP Shares. The Series C-2 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by Appendix B), as are set forth in Appendix B.

                         (iii)    Any transfer of the Series L-2 VRTP Shares to
CIESCO shall result in such Series L-2 VRTP Shares being exchanged for an equal number of Series C-3 VRTP Shares. The Series C-3 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by Appendix C), as are set forth in Appendix C.

                         (iv)    Any transfer of the Series L-2 VRTP Shares to
CRC shall result in such Series L-2 VRTP Shares being exchanged for an equal number of Series C-4 VRTP Shares. The Series C-4 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by Appendix D), as are set forth in Appendix D.

                   (d) Transfers to a Person (other than a Conduit Purchaser) that is not a member bank of the Federal Reserve System

                         (i)    Any transfer of Series L-2 VRTP Shares to any
Person that (x) is not a Conduit Purchaser and (y) is not a member of the Federal Reserve System (or any successor) (or is not otherwise subject to Regulation D of the Board of Governors of the Federal Reserve System) shall result in such Series L-2 VRTP Shares being exchanged for an equal number of Series L-1 VRTP Shares. The Series L-1 VRTP Shares shall have preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration and the Statement (except as the Statement may be expressly modified by Appendix E), as are set forth in Appendix E.

                   (e)   Transfers and Exchanges In General

                         (i)    Any transfer of Series L-2 VRTP Shares shall
require delivery of a written notice to the Fund by the applicable transferor (which may be given at or prior to 11:00 a.m. (New York City time) on the related Transfer and Exchange Date) providing the Transfer and Exchange Date, the transferee, the amount of Series L-2 VRTP Shares being transferred and the amount and applicable Series of VRTP Shares being exchanged for such Series L-2 VRTP Shares.

                         (ii)    As of any Transfer and Exchange Date, without
any requirement for any further approval by the Board of Trustees or any other Person (but subject to the transfer restrictions set forth in Section 2.17(a) of the Statement), the Fund shall cancel and reduce the Outstanding number of Series L-2 VRTP Shares in an amount equal to the corresponding number of other Series of VRTP Shares exchanged for Series L-2 VRTP Shares on such Transfer and Exchange Date, provided that the aggregate number of VRTP Shares Outstanding at any time shall not exceed one thousand three hundred and ninety (1,390) minus the aggregate number of VRTP Shares of each other Specified Series Outstanding at such time. As of the settlement date for the transfer of any Series of VRTP Shares other than Series L-2 VRTP Shares to any Person that (x) is not a Conduit Purchaser and (y) is not a member bank of the Federal Reserve System (or any successor) (or is not otherwise subject to Regulation D of the Board of Governors of the Federal Reserve System), without any requirement for any further approval by the Board of Trustees or any other Person, the Fund shall issue Series L-2 VRTP Shares in an amount equal to the corresponding number of other Series of VRTP Shares being exchanged for Series L-2 VRTP Shares, provided that the aggregate number of Series L-2 VRTP Shares Outstanding at any time shall not exceed one thousand three hundred and ninety (1,390) minus the aggregate number of VRTP Shares of each other Specified Series Outstanding at such time and provided further that the aggregate number of VRTP Shares Outstanding at any time shall not exceed one thousand three hundred and ninety (1,390).

                         (iii)   Notwithstanding anything to the contrary in
the Statement or in any Appendix, accumulated but unpaid dividends on any Series L-2 VRTP Shares that have been exchanged for any other Specified Series of VRTP Shares shall be payable by the Fund to the applicable transferor on the second Business Day after the related Transfer and Exchange Date notwithstanding that such Series L-2 VRTP Shares have been cancelled pursuant to Section 2.17(e)(ii) hereof.

                         (iv)    If the VRTP Shares of the Specified Series are
required to be redeemed pursuant to the Statement or any Appendix, the Fund shall only be required to redeem Outstanding VRTP Shares of the Specified Series. If the Outstanding VRTP Shares of any Specified Series are redeemed, the permitted maximum aggregate number of Outstanding VRTP Shares of all Specified Series permitted shall be deemed reduced by the same number of VRTP Shares being redeemed. For the avoidance of doubt, a transfer and exchange of VRTP Shares pursuant to this Section 2.17 shall not be deemed to be a redemption under the Statement.

                           [Signature page follows.]

      IN WITNESS WHEREOF, Nuveen Floating Rate Income Fund has caused this
Appendix to be signed on December   , 2013 in its name and on its behalf by a
duly authorized officer. The Declaration is on file with the Secretary of The Commonwealth of Massachusetts, and the said officer of the Fund has executed this Statement as an officer and not individually, and the obligations and rights set forth in this Statement are not binding upon any such officer, or the trustees of the Fund or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.

                                     NUVEEN FLOATING RATE INCOME FUND

                                     By:
                                          -----------------------------------

                                          Name:   Kevin J. McCarthy
                                          Title:  Vice President and Secretary

    [Signature Page to the Appendix Establishing and Fixing the Rights and
        Preferences of Series L-2 Variable Rate Term Preferred Shares]

                                                                     SCHEDULE I

                           INDUSTRY CLASSIFICATIONS

                                  Schedule I

ABS-- Other
Aerospace and Defense
Airlines
Alternate Carriers
Aluminum
Apparel-- Retail
Apparel-- Accessories
Applications & Software
Auto Components
Auto Retail
Broadcasting
Building Products
Casinos & Gaming
Commercial Printing
Commodity Chemicals
Communications Equipment
Computers & Electronics Retail
Construction & Farm Machinery
Consumer Finance
Data Processing Outlets
Diversified Chemicals
Diversified Commercial Services
Education Services
Electric Utilities
Electric Companies
Electronic Equipment & Instruments
Environmental Services
Food & Staples Retailing
Gas Utilities
Health Care Distribution
Health Care Equipment & Supplies
Health Care Facilities
Health Care Services
Health Care Technology
Heavy Electrical Equipment
Home Furnishings
Homebuilding
Hotels & Resorts
Household Products
Housewares-- Specialty
Independent Power Production
Industrial Conglomerates
Industrial Machinery
Integrated Telecommunications
Internet Software
Investment Banking
IT Consulting & Services
Leisure Facilities
Leisure Products
Life & Health Insurance
Media
Metals & Glass
Movies & Entertainment
Multi-Utilities
Office Services-- Supplies
Oil & Gas Drilling

Oil & Gas Equipment
Oil & Gas Exploration
Oil & Gas Refineries
Oil & Gas Storage
Other Diversified Financial Services
Packaged Foods
Paper Packaging
Paper Products
Pharmaceuticals
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Publishing
Real Estate Management & Development
Restaurants
Semiconductors & Semiconductor Equipment
Specialty Chemicals
Specialty REIT
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Textiles, Apparel & Luxury Goods
Trading Companies & Distributors
Trucking
U.S. Government
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